Exhibit 99.1

UNITED STATES BANKRUPTCY COURT

DISTRICT OF DELAWARE

x

:
In re	:	Chapter 11
:
CANO HEALTH, INC., et al.,	:	Case No. 24– 10164 (KBO)
:
Debtors.[1]	:	(Jointly Administered)
:
x

THIS PLAN HAS NOT YET BEEN APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT AN OFFER OR SOLICITATION OF AN OFFER OR ANY OTHER SOLICITATION WITH RESPECT TO ANY SECURITIES OR A SOLICITATION OF ACCEPTANCES OF A CHAPTER 11 PLAN WITHIN THE MEANING OF SECTIONS 1125 AND 1126 OF THE BANKRUPTCY CODE ACCEPTANCE OR REJECTION OF THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT. THE INFORMATION IN THE PLAN IS SUBJECT TO CHANGE.

JOINT CHAPTER 11 PLAN OF REORGANIZATION

OF CANO HEALTH, INC. AND ITS AFFILIATED DEBTORS

WEIL, GOTSHAL & MANGES LLP Gary T. Holtzer Jessica Liou Kevin Bostel Matthew P. Goren 767 Fifth Avenue New York, New York 10153 Telephone: (212) 310-8000 Facsimile: (212) 310-8007	RICHARDS, LAYTON & FINGER, P.A. Mark D. Collins Michael J. Merchant Amanda R. Steele One Rodney Square 920 N. King Street Wilmington, Delaware 19801 Telephone: (302) 651-7700 Facsimile: (302) 651-7701

Attorneys for the Debtors and Debtors in Possession	Attorneys for the Debtors and Debtors in Possession

Dated: March 22, 2024
Wilmington, Delaware

[1]

The last four digits of Cano Health, Inc.’s tax identification number are 4224. A complete list of the Debtors in the chapter 11 cases may be obtained on the website of the Debtors’ claims and noticing agent at https://www.kccllc.net/CanoHealth. The Debtors’ mailing address is 9725 NW 117th Avenue, Miami, Florida 33178.

i

5.2 Compromise and Settlement of Claims, Interests and Controversies	33

5.3 Restructuring Expenses	34

5.4 Plan Implementation	34

5.5 Reorganization Transaction	34

5.6 Whole-Co Sale Transaction or Reorganization Transaction Implemented Through an Asset Sale	37

5.7 Restructuring Transactions; Effectuating Documents	39

5.8 Continued Corporate Existence; Dissolution	40

5.9 Litigation Trust	40

5.10 Cancellation of Existing Securities and Agreements	41

5.11 Retention of Causes of Action	43

5.12 Cancellation of Liens	44

5.13 Employee Matters	44

5.14 Nonconsensual Confirmation	45

5.15 Closing of Chapter 11 Cases	45

5.16 Termination of the Patient Care Ombudsman’s Duties	45

5.17 Notice of Effective Date	45

5.18 Separability	45

ARTICLE VI. DISTRIBUTIONS	45

6.1 Distributions Generally	45

6.2 Distribution Record Date	45

6.3 Date of Distributions	46

6.4 Disbursing Agent	46

6.5 Rights and Powers of Disbursing Agent	46

6.6 Expenses of Disbursing Agent	47

6.7 No Postpetition Interest on Claims	47

6.8 Delivery of Distributions	47

6.9 Distributions after Effective Date	48

6.10 Unclaimed Property	48

6.11 Time Bar to Cash Payments	48

6.12 Manner of Payment under Plan	48

6.13 Satisfaction of Claims	49

6.14 Fractional Stock and Notes	49

6.15 Minimum Cash Distributions	49

6.16 Setoffs and Recoupments	49

6.17 Allocation of Distributions between Principal and Interest	49

6.18 No Distribution in Excess of Amount of Allowed Claim	50

6.19 Withholding and Reporting Requirements	50

ARTICLE VII. PROCEDURES FOR DISPUTED CLAIMS	51

7.1 Objections to Claims	51

7.2 Resolution of Disputed Administrative Expenses and Disputed Claims	51

7.3 Payments and Distributions with Respect to Disputed Claims	51

7.4 Distributions after Allowance	51

7.5 Disallowance of Claims	51

7.6 Estimation of Claims	52

7.7 No Distributions Pending Allowance	52

7.8 Claim Resolution Procedures Cumulative	52

7.9 Interest	52

ARTICLE VIII. EXECUTORY CONTRACTS AND UNEXPIRED LEASES	52

8.1 General Treatment	52

8.2 Determination of Cure Disputes and Deemed Consent	53

8.3 Rejection Damages Claims	54

8.4 Indemnification Obligations	54

8.5 Insurance Policies	55

8.6 Treatment of Surety Bond Agreements	55

8.7 Intellectual Property Licenses and Agreements	56

8.8 Assignment	56

8.9 Reservation of Rights	56

8.10 Modifications, Amendments, Supplements, Restatements, or Other Agreements	57

ARTICLE IX. CONDITIONS PRECEDENT TO CONFIRMATION OF PLAN AND EFFECTIVE DATE	57

9.1 Conditions Precedent to Confirmation of Plan	57

9.2 Conditions Precedent to Effective Date	58

9.3 Waiver of Conditions Precedent	59

9.4 Effect of Failure of a Condition	59

ARTICLE X. EFFECT OF CONFIRMATION OF PLAN	59

10.1 Vesting of Assets	59

10.2 Binding Effect	60

10.3 Discharge of Claims and Termination of Interests	60

10.4 Term of Injunctions or Stays	60

10.5 Injunction	60

10.6 Releases	61

10.7 Exculpation	63

10.8 Subordinated Claims	63

10.9 Retention of Causes of Action/Reservation of Rights	64

10.10 Ipso Facto and Similar Provisions Ineffective	64

10.11 Solicitation of Plan	64

10.12 Corporate and Limited Liability Company Action	65

ARTICLE XI. RETENTION OF JURISDICTION	65

11.1 Retention of Jurisdiction	65

11.2 Courts of Competent Jurisdiction	67

ARTICLE XII. MISCELLANEOUS PROVISIONS	67

12.1 Payment of Statutory Fees	67

12.2 Substantial Consummation of the Plan	68

12.3 Dissolution of Creditors’ Committee	68

12.4 Plan Supplement	68

12.5 Request for Expedited Determination of Taxes	68

12.6 Exemption from Certain Transfer Taxes	68

12.7 Amendments	69

12.8 Effectuating Documents and Further Transactions	69

12.9 Revocation or Withdrawal of the Plan	69

12.10 Severability of Plan Provisions	70

12.11 Governing Law	70

12.12 Time	70

12.13 Dates of Actions to Implement the Plan	70

12.14 Immediate Binding Effect	70

12.15 Deemed Acts	71

12.16 Successor and Assigns	71

12.17 Entire Agreement	71

12.18 Exhibits to Plan	71

12.19 Notices	71

Each of the Debtors (as defined below), as proponents within the meaning of section 1129 of the Bankruptcy Code, proposes the Plan pursuant to section 1121(a) of the Bankruptcy Code. Capitalized terms used herein have the meanings set forth in Article I.A.

ARTICLE I. DEFINITIONS AND INTERPRETATION.

A. Definitions

The following terms have the respective meanings specified below:

1.1. 1L Exit Facility Loans means, in the event of a Reorganization Transaction, the new term loans to be issued under the Exit Facility Credit Agreement on the Effective Date.

1.2. Accepting Class means a Class that votes to accept the Plan in accordance with section 1126 of the Bankruptcy Code.

1.3. ACO Reach Business means all, or substantially all, of the assets comprising the Debtors’ Accountable Care Organization Realizing Equity, Access, and Community Health business.

1.4. Adequate Protection Claims means the Adequate Protection Superpriority Claims and the Adequate Protection Fees.

1.5. Adequate Protection Fees has the meaning ascribed in the DIP Orders.

1.6. Adequate Protection Superpriority Claims has the meaning ascribed in the DIP Orders.

1.7. Ad Hoc First Lien Group means that certain ad hoc group of holders of Secured Loans and Senior Notes represented by the AHG Advisors.

1.8. Administrative Expense Claim means a Claim for payment of an administrative expense of a kind specified under section 503(b) of the Bankruptcy Code and entitled to priority or superpriority under sections 507(a)(2) or 507(b) of the Bankruptcy Code, including, without limitation, (a) the actual and necessary costs and expenses incurred on or after the Petition Date of preserving the Estates and operating the businesses of the Debtors, (b) Allowed Professional Fee Claims, (c) Allowed DIP Claims, (d) Adequate Protection Claims, (e) Restructuring Expenses, and (f) all fees and charges assessed against the Estates pursuant to section 1930 of chapter 123 of title 28 of the United States Code.

1.9. AHG Advisors means (i) Gibson, Dunn & Crutcher LLP, as legal counsel to the Ad Hoc First Lien Group; (ii) Evercore Group L.L.C., as financial advisor to the Ad Hoc First Lien Group; (iii) Berkeley Research Group, LLC, as financial advisor to the Ad Hoc First Lien Group; (iv) Pachulski Stang Ziehl & Jones LLP, as Delaware counsel to the Ad Hoc First Lien Group; and (v) any other advisors retained by the Ad Hoc First Lien Group, with the consent of the Debtors (such consent not to be unreasonably withheld, conditioned, or delayed), in accordance with the Restructuring Support Agreement.

1.10. Allowed means, with respect to any Claim against a Debtor, a Claim: (i) (a) that is timely filed by the applicable Bar Date or (b) as to which there exists no requirement for the holder of a Claim to file proof of such Claim under the Plan, the Bankruptcy Code, the Bankruptcy Rules or a Final Order (including the Bar Date Order), (ii) (a) that is listed in the Schedules as not contingent, not unliquidated, and not disputed and (b) for which no contrary Proof of Claim has been timely filed, or (iii) Allowed under the Plan or by a Final Order, any stipulation approved by the Bankruptcy Court, or any contract, instrument, indenture, or other agreement entered into or assumed in connection with the Plan. With respect to any Claim described in clause (i) or (ii) above, such Claim will be considered Allowed only if, and to the extent that, (A) no objection to the allowance of such Claim has been asserted, or may be asserted, on or before the Claims Objection Deadline, (B) an objection to such Claim is asserted and such Claim is subsequently allowed pursuant to a Final Order, (C) such Claim is settled pursuant to, or as authorized under, an order of the Bankruptcy Court, or (D) such Claim is allowed pursuant to the Plan or any agreements related hereto and such allowance is approved and authorized by the Bankruptcy Court. For the avoidance of doubt, a Proof of Claim filed after the applicable Bar Date shall not be Allowed for any purposes absent entry of a Final Order allowing such late-filed Claim. “Allow” and “Allowing” shall have correlative meanings.

1.11. Allowed CS First Lien Claim Amount means $[_____].

1.12. Allowed First Lien Deficiency Claim Amount means $[_____].

1.13. Allowed Senior Notes Claim Amount means $[_____].

1.14. Allowed Side-Car First Lien Claim Amount means $[____], which amount, for the avoidance of doubt, includes the Side-Car Applicable Premium.

1.15. Assumption Schedule means the schedule of executory contracts and unexpired leases to be assumed, or assumed and assigned, by the Debtors pursuant to the Plan.

1.16. Avoidance Actions means any and all actual or potential Claims and Causes of Action to avoid a transfer of property or an obligation incurred by the Debtors arising under chapter 5 of the Bankruptcy Code, including sections 502(d), 542, 544, 545, 547, 548, 549, 550, 551, 552, and 553(b) of the Bankruptcy Code, and applicable non-bankruptcy law.

1.17. Bar Date means the applicable date by which Proofs of Claim must be filed with respect to Claims against the Debtors, as ordered by the Bankruptcy Court pursuant to the Bar Date Order or other applicable order, or pursuant to the Plan.

1.18. Bar Date Order means the Order (I) Establishing a General Bar Date to File Proofs of Claim, (II) Establishing a Bar Date to File Proofs of Claim by Governmental Units, (III) Establishing a Rejection Damages Bar Date, (IV) Establishing an Amended Schedules Bar Date; (V) Approving the Form and Manner for Filing Proofs of Claim, (VI) Approving the Proposed Notices of Bar Dates, (VII) Approving Procedures with Respect to Service of the Proposed Notice of Bar Dates, and (VIII) Granting Related Relief [Docket No. 259] and any amendments or supplements thereto that have the effect of fixing, amending, or extending the deadline to file Proofs of Claim, in each case, as entered by the Bankruptcy Court.

1.19. Bankruptcy Code means title 11 of the United States Code, 11 U.S.C. § 101, et seq., as amended from time to time, as applicable to the Chapter 11 Cases.

1.20. Bankruptcy Court means the United States Bankruptcy Court for the District of Delaware having jurisdiction over the Chapter 11 Cases.

1.21. Bankruptcy Rules means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under section 2075 of title 28 of the United States Code and any Local Bankruptcy Rules of the Bankruptcy Court, in each case, as amended from time to time and applicable to the Chapter 11 Cases.

1.22. Benefit Plans means each (i) “employee benefit plan” as defined in section 3(3) of ERISA and (ii) other compensation or benefit plan, policy, agreement or arrangement and workers’ compensation program, retirement plan, healthcare plan, disability plan, life and accidental death and dismemberment insurance plan, deferred compensation plan, severance program, retention plan and incentive plan, and all amendments and modifications thereto, in each case sponsored or maintained in the ordinary course by the Debtors for the benefit of any of their employees, directors or individual independent contractors as of the Petition Date.

1.23. Board means the board of directors of CHI.

1.24. Business Day means any day other than a Saturday, a Sunday, or any other day on which banking institutions in New York, New York are required or authorized to close by law or executive order.

1.25. Buyer means the third-party purchaser(s) or acquirer(s) of all, or substantially all, of the Debtors’ assets under the Sale Documents.

1.26. Cash means cash and cash equivalents, including bank deposits, checks, and other similar items in legal tender of the United States of America.

1.27. Cash Collateral has the meaning set forth in section 363(a) of the Bankruptcy Code.

1.28. Cause of Action means any action, claim, cross-claim, third-party claim, cause of action, controversy, demand, right, lien, indemnity, guaranty, suit, obligation, liability, loss, debt, damage, judgment, account, defense, remedies, offset, power, privilege, license and franchise of any kind or character whatsoever, known, unknown, foreseen or unforeseen, existing or hereafter arising, contingent or non-contingent, matured or unmatured, suspected or unsuspected, liquidated or unliquidated, disputed or undisputed, secured or unsecured, assertable directly or derivatively, whether arising before, on, or after the Petition Date, in contract or in tort, in law or in equity or pursuant to any other theory of law (including under any state or federal securities laws). Cause of Action also includes, (a) any right of setoff, counterclaim or recoupment and any claim for breach of contract or for breach of duties imposed by law or in equity, (b) the right to object to Claims or Interests, (c) any Avoidance Action or claim pursuant to section 362 of the Bankruptcy Code, (d) any claim or defense including fraud, mistake, duress, and usury and any other defenses set forth in section 558 of the Bankruptcy Code, and (e) any state law fraudulent transfer claim.

1.29. Chapter 11 Cases means (a) when used with reference to a particular Debtor, the case pending for that Debtor under chapter 11 of the Bankruptcy Code in the Bankruptcy Court, and (b) when used with reference to all the Debtors, the procedurally consolidated chapter 11 cases pending for the Debtors in the Bankruptcy Court.

1.30. CHI means Debtor Cano Health, Inc.

1.31. Chief Executive Officer means Mark Kent, the Debtors’ current chief executive officer.

1.32. CH LLC means Debtor Cano Health, LLC.

1.33. Claim has the meaning set forth in section 101(5) of the Bankruptcy Code as against any Debtor.

1.34. Claims Objection Deadline means the later of (a) one-hundred and eighty (180) days after the Effective Date, and (b) such later date as may be fixed by the Bankruptcy Court (in each case, as the same may be extended by the Bankruptcy Court).

1.35. Class means any group of Claims or Interests classified as set forth in Article III of the Plan.

1.36. Confirmation Date means the date on which the Clerk of the Bankruptcy Court enters the Confirmation Order on the docket of the Chapter 11 Cases, within the meaning of Bankruptcy Rules 5003 and 9021.

1.37. Confirmation Hearing means the hearing to be held by the Bankruptcy Court to consider confirmation of the Plan, as such hearing may be adjourned, reconvened, or continued from time to time.

1.38. Confirmation Order means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

1.39. Consenting Creditors has the meaning set forth in the Restructuring Support Agreement.

1.40. Creditors’ Committee means the statutory committee of unsecured creditors appointed by the U.S. Trustee in the Chapter 11 Cases, pursuant to section 1102 of the Bankruptcy Code, as set forth in the Notice of Appointment of Committee of Unsecured Creditors [Docket No. 154] and as may be reconstituted from time to time.

1.41. CS Administrative Agent means Credit Suisse AG, Cayman Islands Branch, as administrative agent and collateral agent under the CS Credit Agreement.

1.42. CS Credit Agreement means that certain Credit Agreement, dated as of November 23, 2020 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time), by and among CH LLC, as borrower, PCIH, the CS Administrative Agent, and the lenders and issuing banks from time to time party thereto.

1.43. CS First Lien Claim means any Secured Claim on account of, arising under, or relating to, the CS Credit Agreement.

1.44. CS First Lien Deficiency Claim means any Claim on account of, arising under, or relating to, the CS Credit Agreement that is not a Secured Claim as determined pursuant to section 506(a) of the Bankruptcy Code. For the avoidance of doubt, the CS First Lien Deficiency Claims shall be treated as General Unsecured Claims.

1.45. CS Revolving Loans means the senior secured revolving credit loans issued under the CS Credit Agreement.

1.46. CS Term Loans means the senior secured term loans, delayed draw term loans, and additional term loans issued under the CS Credit Agreement.

1.47. Cure Amount means the amount of Cash or other property, as the Debtors or the Post-Emergence Entities, as applicable (subject to the reasonable consent of the Requisite Consenting Creditors), and the counterparty to an executory contract or unexpired lease of the Debtors may agree or the Bankruptcy Court may order, as necessary to (a) cure a monetary default by the Debtors in accordance with the terms of an executory contract or unexpired lease of the Debtors and (b) permit the Debtors to assume (or assume and assign) such executory contract or unexpired lease pursuant to section 365 of the Bankruptcy Code.

1.48. Cure Dispute means a pending objection relating to assumption or assumption and assignment of an executory contract or unexpired lease pursuant to section 365 of the Bankruptcy Code.

1.49. Debtor or Debtors means CHI; PCIH; CH LLC; Cano Health Nevada Network, LLC; Cano Occupational Health, LLC; American Choice Healthcare, LLC; Cano PCP Wound Care, LLC; Cano Personal Behavior LLC; Cano PCP, LLC; Cano Behavior Health LLC; Cano Belen, LLC; Cano Health New Mexico LLC; Complete Medical Billing and Coding Services, LLC; Cano Health of Puerto Rico LLC; Cano Health of Florida, LLC; Cano Health CA1, MSO LLC; Comfort Pharmacy 2, LLC; Cano Medical Center of West Florida, LLC; CH Dental Administrative Services LLC; DGM MSO, LLC; Cano Research LLC; Cano PCP MSO, LLC; Cano HP MSO, LLC; ACH Management Services, LLC; CHPR MSO, LLC; Orange Healthcare Administration, LLC; Orange Care Group South Florida Management Services Organization, LLC; Orange Accountable Care Organization of South Florida LLC; Orange Accountable Care Organization, LLC; American Choice Commercial ACO, LLC; Orange Care IPA of New York, LLC; Orange Care IPA of New Jersey, LLC ; Total Care ACO, LLC; Cano Health CA1, LLC; Cano Health Illinois 1 MSO, LLC; Solis Network Solutions, LLC; Physicians Partners Group Merger, LLC; Physicians Partners Group Puerto Rico, LLC; Physicians Partners Group of FL, LLC; PPG Puerto Rico Blocker, Inc.; Physicians Partners Group Puerto Rico, LLC; Cano Health Illinois Network, LLC; Cano Pharmacy, LLC; IFB Pharmacy, LLC; Belen Pharmacy Group, LLC; University Health Care Pharmacy, LLC; Cano Health New York, IPA, LLC; and Clinical Research of Hollywood, P.A.

1.50. Debtor Professionals means the persons or firms retained by the Debtors pursuant to sections 327, 328, or 363 of the Bankruptcy Code.

1.51. Debtors in Possession means the Debtors in their capacity as debtors in possession in the Chapter 11 Cases pursuant to sections 1101, 1107(a) and 1108 of the Bankruptcy Code.

1.52. Definitive Documents means (i) the Restructuring Support Agreement (including the Restructuring Term Sheet), (ii) the Plan and the Plan Supplement, (iii) the Disclosure Statement and any materials transmitted to creditors and interest holders in connection with the solicitation of votes on the Plan, (iv) the Disclosure Statement Order and the Confirmation Order, (v) the DIP Motion, (vi) the DIP Credit Agreement, (vii) the DIP Orders, (viii) in the event of a Whole-Co Sale Transaction or any Discrete Asset Sale authorized under the Plan, the Sale Documents, (ix) in the event of a Reorganization Transaction, the Exit Facility Documents and the Sale Documents, if applicable, (x) the Litigation Trust Agreement, (xi) to the extent applicable, any Plan Sponsor Agreement, (xii) the GUC Warrant Agreement, and (xiii) such other agreements and documentation reasonably desired or necessary to consummate and document the transactions contemplated by the Restructuring Support Agreement, the Restructuring Term Sheet, and the Plan, in each case, including any amendments, modifications, and supplements thereto and any related notes, certificates, agreements, documents, instruments, and orders (as applicable), which shall be in form and substance reasonably acceptable to the Requisite Consenting Creditors and the Debtors other than (y) (i) the Exit Financing Documents, (ii) the DIP Motion, (iii) the DIP Credit Agreement, and (iv) the DIP Orders, which shall be in form and substance acceptable to the Requisite Consenting Creditors and reasonably acceptable to the Debtors and (z) the GUC Warrant Agreement, which shall be in form and substance reasonably acceptable to the Requisite Consenting Creditors, the Debtors, and the Creditors’ Committee; provided, that solely to the extent the Side-Car Lender Consent Right applies to a matter within a Definitive Document, the consent of the Debtors, the Requisite Consenting Creditors, and the Requisite Consenting Side-Car Lenders shall be required with respect to such matter.

1.53. Description of Transaction Steps means the description of the Reorganization Transaction or Whole-Co Sale Transaction, as applicable, as set forth in the Plan Supplement.

1.54. DIP Agent means Wilmington Savings Fund Society, FSB, as administrative and collateral agent under the DIP Credit Agreement, and its successors and assigns, or any replacement agent appointed pursuant to the terms of the DIP Credit Agreement.

1.55. DIP Backstop Fee means the fee in an amount equal to 7.5% of the aggregate principal amount of the DIP Facility and payable “in kind,” to be added to the principal amount of the DIP Loans, as fully earned for the benefit of the DIP Backstop Parties upon entry of the Interim DIP Order.

1.56. DIP Backstop Parties means the members of the Ad Hoc First Lien Group that backstopped the DIP Facility.

1.57. DIP Claim means all Claims held by the DIP Lenders or the DIP Agent on account of, arising under, or relating to, the DIP Credit Agreement, the DIP Facility, or the DIP Orders, including Claims for all principal amounts outstanding, and any and all fees, interest, expenses, indemnification obligations, reimbursement obligations, and other amounts due under the DIP Documents, which, for the avoidance of doubt, shall include all “DIP Obligations” as such term is defined in the DIP Orders.

1.58. DIP Collateral has the meaning set forth in the DIP Orders.

1.59. DIP Conversion Exit Facility Loans means, in the event of a Reorganization Transaction, the aggregate outstanding principal amount of the DIP Loans (including, for the avoidance of doubt, the DIP Backstop Fee payable “in kind”), plus all accrued and unpaid interest, fees, premiums, and all other obligations on account of the DIP Loans on the Effective Date, less (i) the Exit Paydown Amount and (ii) the Escrow Interest Accrual, which aggregate amounts shall be converted into Exit Facility Term Loans issued under the Exit Facility Credit Agreement on the Effective Date.

1.60. DIP Credit Agreement means that certain Superpriority Senior Secured Debtor-in-Possession Credit Agreement, dated as of February 7, 2024, by and among CH LLC, as borrower, the DIP Agent, PCIH, each of the guarantors named therein, and the DIP Lenders, as amended, supplemented, restated, or otherwise modified from time to time, as approved by the Bankruptcy Court pursuant to the DIP Orders.

1.61. DIP Documents means, collectively, the DIP Credit Agreement, the Escrow Agreement, the DIP Orders, and all other agreements, documents, and instruments delivered or executed in connection therewith (including any fee letters or schedules executed in connection with the DIP Facility, the Escrow Agreement, and the Fronting Fee (as defined in the DIP Credit Agreement), and any guarantee and security documentation) (in each case, as amended, restated, modified, or supplemented from time to time).

1.62. DIP Facility means the superpriority senior secured multiple draw debtor-in-possession term loan credit facility in the aggregate principal amount of $150 million, as approved by the DIP Orders.

1.63. DIP Fees means, as of the Effective Date, all accrued and unpaid fees, premiums and expenses under the DIP Facility, including professional fees and expenses payable to the DIP Agent, the DIP Lenders, the Escrow Agent, and the Fronting Lender pursuant to the DIP Orders, including the DIP Backstop Fee, the Participation Fee, and the reasonable and documented fees and expenses of the AHG Advisors and the DIP Agent.

1.64. DIP Lender Advisors means (i) Gibson, Dunn & Crutcher LLP, as legal counsel to the DIP Lenders; (ii) Evercore Group L.L.C., as financial advisor to the DIP Lenders; (iii) Berkeley Research Group, LLC, as financial advisor to the DIP Lenders; (iv) Pachulski Stang Ziehl & Jones LLP, as Delaware counsel to the DIP Lenders; and (v) any other advisors retained by the DIP Lenders, with the consent of the Debtors (such consent not to be unreasonably withheld, conditioned, or delayed), in accordance with the Restructuring Support Agreement.

1.65. DIP Lenders means the lenders under the DIP Credit Agreement and each other party that becomes a lender thereunder from time to time in accordance with the terms of the DIP Credit Agreement.

1.66. DIP Loans means the loans provided under the DIP Facility.

1.67. DIP Orders means, collectively, the Interim DIP Order and the Final DIP Order.

1.68. DIP Participation Fee means 15.0% of the aggregate principal amount of the DIP Facility divided by 75% of the Plan Value, payable (i) in the event of a Reorganization Transaction, in New Equity Interests (expressed in dollars) or (ii) in the event of a Whole-Co Sale Transaction the proceeds of which are insufficient to satisfy all DIP Claims and the principal amount of all Prepetition Obligations (as defined in the DIP Orders), in Cash, in each case to be fully earned upon entry of the Final DIP Order and allocated to the DIP Lenders on the Effective Date or as reasonably practicable thereafter.

1.69. Disallowed means a Claim against a Debtor, or any portion thereof, (i) that has been disallowed by a Final Order of the Bankruptcy Court, a settlement, or the Plan, (ii) that is listed in the Schedules at zero ($0) or as contingent, disputed, or unliquidated and as to which a Bar Date has been established but no Proof of Claim has been timely filed or deemed timely filed with the Bankruptcy Court pursuant to either the Bankruptcy Code or any Final Order of the Bankruptcy Court or applicable law, or (iii) that is not listed in the Schedules and as to which a Bar Date has been established but no Proof of Claim has been timely filed or deemed timely filed with the Bankruptcy Court pursuant to either the Bankruptcy Code or any Final Order of the Bankruptcy Court or under applicable law.

1.70. Disbursing Agent means any Entity (including any applicable Debtor, Post-Emergence Entity, First Lien Administrative Agent, Senior Notes Indenture Trustee, or Plan Administrator if it acts in such capacity) in its capacity as a disbursing agent under Article VI of the Plan.

1.71. Disclosure Statement means the disclosure statement for the Plan, as approved by the Bankruptcy Court pursuant to the Disclosure Statement Order.

1.72. Disclosure Statement Order means the order entered by the Bankruptcy Court finding the Disclosure Statement contains adequate information pursuant to section 1125 of the Bankruptcy Code and authorizing solicitation of the Plan.

1.73. Discrete Asset Sale means the sale of one or more discrete businesses and/or assets of the Debtors in the Chapter 11 Cases, including, without limitation, any sale of all, or substantially all of, the ACO Reach Business and/or Medicaid Business.

1.74. Discrete Asset Sale Proceeds means the Cash proceeds from one or more Discrete Asset Sales, less the payment of ordinary and customary closing expenses and purchase price adjustments, if any.

1.75. Disputed means with respect to a Claim or Interest, any such Claim or Interest (a) that is neither Allowed nor Disallowed under the Plan or a Final Order, nor deemed Allowed under sections 502, 503, or 1111 of the Bankruptcy Code, (b) that has not been Allowed and is listed as unliquidated, contingent or disputed in the Schedules, or (c) for which a proof of claim for payment has been made and related to which the Debtors or any party in interest has interposed a timely objection or request for estimation, and such objection or request for estimation has not been withdrawn or determined by a Final Order. If the Debtors or a party in interest dispute only a portion of a Claim, such Claim shall be deemed Allowed in any amount the Debtors or such party in interest do not dispute, and shall be deemed Disputed as to the balance of such Claim.

1.76. Distribution Record Date means the Effective Date of the Plan.

1.77. DTC means The Depository Trust Company.

1.78. Effective Date means the date on which all conditions to the effectiveness of the Plan set forth in Article IX hereof have been satisfied or waived in accordance with the terms of the Plan.

1.79. Employment Agreements means, as to an employee, officer, director, or individual independent contractor, all employment and compensation agreements, in each case, existing as of the Effective Date, including any employment, services, separation, retention, incentive, bonus, or similar or related agreements, arrangements, plans, programs, policies or practices, in each case, as in effect as of the Effective Date.

1.80. Entity has the meaning set forth in section 101(15) of the Bankruptcy Code.

1.81. ERISA means the Employee Retirement Income Security Act of 1974, as amended.

1.82. Escrow Agent means Bank of New York Mellon, in its capacity as escrow agent under the Escrow Agreement, or such other escrow agent as is reasonably acceptable to the CH LLC, the Fronting Lender and the Required DIP Lenders.

1.83. Escrow Agreement means the Escrow Agreement, dated as of March 7, 2024 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time), among CH LLC, the Escrow Agent and the DIP Agent.

1.84. Escrow Interest Accrual means, as of the Effective Date, the aggregate amount of interest accrued on the Deposit Property (as defined in the Escrow Agreement).

1.85. Estate or Estates means, individually or collectively, the estate or estates of the Debtors created under section 541 of the Bankruptcy Code.

1.86. Exculpated Parties means, collectively, in each case, solely in their capacities as such: (a) the Debtors, (b) the Post-Emergence Entities, (c) the Debtors’ managers, directors, and officers who served at any time between the Petition Date and the Effective Date, (d) Professionals retained by order of the Bankruptcy Court to represent the Debtors or the Creditors’ Committee, including professionals retained pursuant to the OCP Order, (e) the Creditors’ Committee’s members, (f) the Patient Care Ombudsman, , and (g) with respect to each of the foregoing entities in clauses (a) through (f), all Related Parties who acted on their behalf in connection with the matters as to which exculpation is provided herein. For the avoidance of doubt and notwithstanding anything herein or in any Definitive Document to the contrary, (i) the Debtors’ managers, officers and directors employed at any time between the Petition Date and the Effective Date shall be Exculpated Parties under the Plan and (ii) except as specifically identified in the Plan Supplement (with the consent of the Requisite Consenting Creditors), the Debtors’ officers and directors employed prior to, but not on or after, the Petition Date shall not be Exculpated Parties under the Plan.

1.87. Existing CHI Interests means all Interests in CHI.

1.88. Existing CH LLC Interests means all Interests in CH LLC.

1.89. Existing PCIH Interests means all Interests in PCIH.

1.90. Existing Subsidiary Interests means all Interests in any Debtor entity that is a direct or indirect subsidiary of CH LLC.

1.91. Exit Facility means, in the event of a Reorganization Transaction, the credit facility to be provided to the applicable Post-Emergence Entities on the Effective Date, which shall be comprised of (i) (x) the 1L Exit Facility Loans and (y) the DIP Conversion Exit Facility Loans, which, collectively, shall be treated as one fungible tranche of first lien term loans, and (ii) the New RCF Loans.

1.92. Exit Facility Agent means the administrative agent under the Exit Documents, and its successors and assigns, or any replacement agent appointed pursuant to the terms of the Exit Facility Documents.

1.93. Exit Facility Credit Agreement means, in the event of a Reorganization Transaction, that certain amended and restated credit agreement, which shall be effective on the Effective Date, by and among certain of the Post-Emergence Entities, the Exit Facility Agent, and the Exit Facility Lenders, substantially in the form annexed to the Plan Supplement.

1.94. Exit Facility Documents means, collectively, the Exit Facility Credit Agreement and all other “Loan Documents” (as defined therein), including all other agreements, documents, and instruments delivered or entered into pursuant thereto or in connection therewith (including any guarantee agreements and collateral documentation) (in each case, as amended, restated, modified, or supplemented from time to time).

1.95. Exit Facility Lenders means, in the event of a Reorganization Transaction, the lenders under the Exit Facility Credit Agreement and each other party that becomes a lender thereunder from time to time in accordance with the terms of the Exit Facility Credit Agreement.

1.96. Exit Facility Term Loans means, in the event of a Reorganization Transaction, the first lien term loans under the Exit Facility Credit Agreement.

1.97. Exit Paydown Amount means, in the event of a Reorganization Transaction, all cash held by the Debtors in excess of $20,000,000 on the Effective Date, including all amounts in escrow, calculated after giving effect to all exit costs to facilitate the occurrence of the Effective Date; provided, that, any negotiated retained Cash Collateral from a Discrete Asset Sale shall be excluded from this test.

1.98. Final DIP Order means the Final Order Pursuant to 11 U.S.C. §§ 105, 361, 362, 363, 364, 507, and 552 and Fed. R. Bankr. P. 2002, 4001, 6003, 6004, and 9014 for (I) Authority to (A) Obtain Postpetition Financing, (B) Use Cash Collateral (C) Grant Liens and Provide Superpriority Administrative Expense Status, (D) Grant Adequate Protection, (E) Modify the Automatic Stay, and (F) Schedule Final Hearing, and (II) Related Relief [Docket No. 271].

1.99. Final Order means an order or judgment of a court of competent jurisdiction that has been entered on the docket maintained by the clerk of such court, which has not been reversed, vacated, or stayed and as to which (a) the time to appeal, petition for certiorari, or move for a new trial, reargument, or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for a new trial, reargument, or rehearing shall then be pending, or (b) if an appeal, writ of certiorari, new trial, reargument, or rehearing thereof has been sought, such order or judgment shall have been affirmed by the highest court to which such order was appealed, or certiorari shall have been denied, or a new trial, reargument, or rehearing shall have been denied or resulted in no modification of such order, and the time to take any further appeal, petition for certiorari or move for a new trial, reargument, or rehearing shall have expired; provided that no order or judgment shall fail to be a “Final Order” solely because of the possibility that a motion under Rules 59 or 60 of the Federal Rules of Civil Procedure or any analogous Bankruptcy Rule (or any analogous rules applicable in another court of competent jurisdiction) or sections 502(j) or 1144 of the Bankruptcy Code has been or may be filed with respect to such order or judgment.

1.100. First Lien Administrative Agents means (i) the CS Administrative Agent and (ii) the Side-Car Administrative Agent.

1.101. First Lien Claim means any CS First Lien Claim or Side-Car First Lien Claim.

1.102. First Lien Credit Agreements means (i) the CS Credit Agreement and (ii) the Side-Car Credit Agreement.

1.103. First Lien Deficiency Claim means any CS First Lien Deficiency Claim and any Side-Car First Lien Deficiency Claim. For the avoidance of doubt, the First Lien Deficiency Claims shall be treated as General Unsecured Claims.

1.104. Fronting Lender means Jefferies Capital Services, LLC, solely in its capacity as such under the DIP Credit Agreement.

1.105. General Unsecured Claim means any Claim against any of the Debtors that is not an Administrative Expense Claim, Priority Tax Claim, Other Priority Claim, Other Secured Claim, DIP Claim, First Lien Claim, Intercompany Claim, or Subordinated Claim. For the avoidance of doubt, General Unsecured Claims include (a) the Senior Note Claims, (b) the First Lien Deficiency Claims, (c) any Claim for damages resulting from or based on the Debtors’ rejection of an executory contract or unexpired lease, and (d) any Claim determined by the Bankruptcy Court to be a prepetition general unsecured claim that is not entitled to priority or subject to subordination pursuant to the Plan.

1.106. Governmental Unit has the meaning set forth in section 101(27) of the Bankruptcy Code.

1.107. GUC Warrants means, in the event of a Reorganization Transaction, warrants to purchase, after giving effect to the Reorganization Transaction, 5% of the total outstanding New Equity Interests (subject to dilution by the Plan Sponsorship Equity Share, if applicable, and the MIP Equity), which shall be exercisable for a 5-year period commencing on the Effective Date, at a strike price equivalent to par, plus the accrued value of the First Lien Claims and have no Black-Scholes protection, to be issued pursuant to the Plan, the terms and conditions of which shall be set forth in the GUC Warrant Agreement.

1.108. GUC Warrant Agreement means that certain warrant agreement to be entered into by the Reorganized Parent that shall govern the terms of the GUC Warrants.

1.109. GUC Warrant Equity means the New Common Equity issuable upon the exercise of the GUC Warrants.

1.110. Humana ROFR means that certain Amended and Restated Right of First Refusal Agreement dated as of June 3, 2021, by and among Humana Inc., Humana Medical Plan, Inc., Humana Health Insurance Company of Florida, Inc., and Humana Insurance Company and their Affiliates who underwrite and/or administer health plans, Primary Care (ITC) Holdings, LLC, PCIH, and CHI.

1.111. Impaired means, with respect to a Claim, Interest, or Class of Claims or Interests, “impaired” within the meaning of sections 1123(a)(4) and 1124 of the Bankruptcy Code.

1.112. Incremental Transaction Proceeds Amount means, in the event of a Whole-Co Sale Transaction, the consideration provided in connection with the Whole-Co Sale Transaction, less the aggregate amount of such proceeds paid to satisfy in full, or otherwise render Unimpaired, the Allowed DIP Claims in accordance with Article II of the Plan.

1.113. Intercompany Claim means any pre- or postpetition Claim against a Debtor held by another Debtor.

1.114. Intercompany Interest means an Interest in a Debtor held by another Debtor.

1.115. Interests means any equity security in a Debtor as defined in section 101(16) of the Bankruptcy Code, including all common stock, preferred stock, or other instruments evidencing an ownership interest in any of the Debtors, whether or not transferable, and any option, warrant, right, or any other interest that is exercisable, convertible, or exchangeable into equity of a Debtor, contractual or otherwise, including equity or equity-based incentives, grants, or other instruments issued, granted, or promised to be granted to current or former employees, directors, officers, or contractors of the Debtors, to acquire any such interests in a Debtor that existed immediately before the Petition Date.

1.116. Interim Compensation Order means the Order Pursuant to 11 U.S.C. §§ 105(a), 330, and 331 and Fed. R. Bankr. P. 2016 (I) Establishing Procedures for Interim Compensation and Reimbursement of Expenses of Professionals, and (II) Granting Related Relief [Docket No. 243].

1.117. Interim DIP Order means the Interim Order Pursuant to 11 U.S.C. §§ 105, 361, 362, 363, 364, 507, and 552 and Fed. R. Bankr. P. 2002, 4001, 6003, 6004, and 9014 for (I) Authority to (A) Obtain Postpetition Financing, (B) Use Cash Collateral (C) Grant Liens and Provide Superpriority Administrative Expense Status, (D) Grant Adequate Protection, (E) Modify the Automatic Stay, and (F) Schedule Final Hearing, and (II) Related Relief [Docket No. 89].

1.118. IRS means the Internal Revenue Service.

1.119. Lien has the meaning set forth in section 101(37) of the Bankruptcy Code.

1.120. Litigation Trust means that certain trust to be established on the Effective Date for the benefit of holders of Allowed General Unsecured Claims in accordance with Section 5.9 of the Plan.

1.121. Litigation Trustee means [•], solely in its capacity as trustee of the Litigation Trust.

1.122. Litigation Trust Causes of Action means any and all Claims and Causes of Action of the Debtors against former officers and directors of the Debtors employed prior to, but not on or after, the Petition Date other than the Claims and Causes of Action identified in the Plan Supplement as Claims and Causes of Action retained by, and vesting in, the Post-Emergence Entities in accordance with Section 5.11 of the Plan.

1.123. Litigation Trust Agreement means that certain trust agreement to be entered into on or prior to the Effective Date by the applicable Post-Emergence Entities and the trustee responsible for administering the Litigation Trust, which shall be reasonably acceptable to the Requisite Consenting Creditors.

1.124. Litigation Trust Proceeds means the recovery, if any, on account of the Litigation Trust Causes of Action transferred to the Litigation Trust in accordance with the Plan.

1.125. Loan Claim means any CS First Lien Claim, CS First Lien Deficiency Claim, Side-Car First Lien Claim, and Side-Car First Lien Deficiency Claim.

1.126. Medicaid Business means all, or substantially all, of the assets that comprise the Debtors’ Medicaid Advantage business.

1.127. MIP means a post-emergence management incentive plan, consistent with the terms of the MIP Term Sheet, to be established no later than a date that is [thirty (30) to ninety (90) days] after the Effective Date by the New Board in the event of a Reorganization Transaction.

1.128. MIP Equity means [up to] 10% of the New Equity Interests on a fully diluted basis available for issuance pursuant to the MIP and allocated consistent with the terms of the MIP Term Sheet.2

1.129. MIP Term Sheet means the term sheet summarizing the key terms of the MIP to be filed with the Plan Supplement.

1.130. MSP Recovery Class A Stock means shares of Class A Common Stock of MSP Recovery, Inc. held by the Debtors as of the Petition Date.

[2]	The parties are continuing to discuss the terms of the MIP and all parties reserve their rights.

1.131. MSP Recovery Order means that certain Order Pursuant to 11 U.S.C. §§ 363 and 105(a) and Fed. R. Bankr. P. 2002 and 6004 (i) Authorizing Debtors to Sell Shares of MSP Recovery, Inc. and (ii) Granting Related Relief, dated March 7, 2024 [Docket No. 328].

1.132. MSP Recovery Proceeds means the net Cash proceeds received by the Debtors from the sale or liquidation of any MSP Recovery Class A Stock following the Petition Date as authorized and/or ratified pursuant to the Order Pursuant To 11 U.S.C. §§ 363 and 105(A) And Fed. R. Bankr. P. 2002 And 6004 (I) Authorizing Debtors To Sell Shares Of MSP Recovery, Inc. and (II) Granting Related Relief [Docket No. 328], which proceeds shall be held, prior to the Effective Date, in a segregated account by the Debtors in accordance with the MSP Recovery Order.

1.133. New Board means, in the event of a Reorganization Transaction, the board of directors of Post-Emergence Parent.

1.134. New Equity Interests means, in the event of a Reorganization Transaction, the new common shares of Post-Emergence Parent to be issued (i) on the Effective Date or (ii) as otherwise permitted pursuant to the Plan.

1.135. New Governance Documents means, in the event of a Reorganization Transaction, the forms of certificates of incorporation, certificates of formation, limited liability company agreements, or other forms of organizational documents and bylaws, as applicable, of the Post-Emergence Entities, which shall be acceptable to the Requisite Consenting Creditors.

1.136. New RCF Lenders means the lenders making the New RCF Loans under the Exit Facility Credit Agreement.

1.137. New RCF Loans means, in the event of a Reorganization Transaction, the new money superpriority revolving loans to be provided to certain of the Post-Emergence Entities by third parties under the Exit Facility Credit Agreement, which shall be in an aggregate principal amount of up to $75 million and secured on a senior basis to the 1L Exit Facility Loans and the DIP Conversion Exit Facility Loans.

1.138. OCP Order means the Order Pursuant to 11 U.S.C. §§ 105(a), 327, and 330 Authorizing Debtors to Employ Professionals Used in Ordinary Course of Business [Docket No. 244].

1.139. Other Priority Claim means any Claim, other than an Administrative Expense Claim, Priority Tax Claim, or an Other Secured Claim, entitled to priority in payment as specified in section 507(a) of the Bankruptcy Code.

1.140. Other Secured Claim means a Secured Claim other than a First Lien Claim.

1.141. Patient Care Ombudsman means Daniel McMurray, in his capacity as patient care ombudsman in the Chapter 11 Cases, pursuant to that certain order of the Bankruptcy Court, dated March 6, 2024 [Docket No. 269].

1.142. PCIH means Debtor Primary Care (ITC) Intermediate Holdings, LLC.

1.143. Person has the meaning set forth in section 101(41) of the Bankruptcy Code.

1.144. Petition Date means February 4, 2024.

1.145. Plan means this joint chapter 11 plan, including all appendices, exhibits, schedules, and supplements hereto (including any appendices, schedules, and supplements to the Plan contained in the Plan Supplement), as the same may be amended, supplemented, or modified from time to time in accordance with the provisions of the Bankruptcy Code and the terms hereof.

1.146. Plan Administrator means, in the event of a Whole-Co Sale Transaction or the implementation of the Reorganization Transaction through an asset sale, a Person or Entity selected by the Debtors to serve as trustee or plan administrator for Wind Down Co who shall have all powers and authorities as set in forth the Plan and in the Plan Administrator Agreement that shall be filed as part of the Plan Supplement.

1.147. Plan Administrator Agreement means, in the event of a Whole-Co Sale Transaction or the implementation of the Reorganization Transaction through an asset sale, the agreement setting forth, among other things, the identity, terms of compensation, and authority of the Plan Administrator and the scope of services to be provided by the Plan Administrator.

1.148. Plan Objection Deadline means the deadline set by the Bankruptcy Court by which parties in interest must file objections to confirmation of the Plan.

1.149. Plan Sponsor means, in the event of a Plan Sponsor Investment, the third party investor, purchaser, or acquirer of the Plan Sponsorship Equity Share.

1.150. Plan Sponsor Agreement means, in the event of a Plan Sponsor Investment, the purchase agreement to be entered into by the Debtors and the Plan Sponsor for the Plan Sponsor Equity Share, which shall be in form and substance acceptable to the Debtors and the Requisite Consenting Creditors and substantially in the form annexed to the Plan Supplement.

1.151. Plan Sponsor Equity Share means, in the event of a Plan Sponsor Investment, the New Equity Interests acquired pursuant to the Plan Sponsor Agreement, which shall be subject to dilution by the MIP Equity and the Participation Fee.

1.152. Plan Sponsor Investment means, in the event of a Reorganization Transaction, a third party investment to invest in, purchase, or acquire an agreed upon amount of New Equity Interests, as set forth in the Plan Sponsor Agreement.

1.153. Plan Sponsor Investment Proceeds means, in the event of a Plan Sponsor Investment, the Cash proceeds from a Plan Sponsor Investment, less the payment of ordinary and customary closing expenses and purchase price adjustments, if any.

1.154. Plan Supplement means a supplemental appendix to the Plan containing, among other things, substantially final forms of documents, schedules, and exhibits to the Plan to be filed with the Bankruptcy Court, including, among other things, the following: (a) in the event of a Reorganization Transaction, the New Governance Documents (to the extent such New Governance Documents reflect material changes from the Debtors’ existing organizational documents and bylaws), (b) the Description of Transaction Steps, (c) the Assumption Schedule, (d) the Rejection Schedule, (e) the Senior Executive Employment Agreements, (f) an equityholders’ agreement to the extent the Consenting Creditors elect to enter into such agreement in their sole discretion, (g) the MIP Term Sheet, (h) the Litigation Trust Agreement, (i) to the extent applicable, the Sale Documents, (j) the list of former officers and/or directors (as applicable) subject to release in accordance with the Plan, (k) to the extent applicable, the Plan Administrator Agreement, (l) in the event of a Plan Sponsor Investment, the Plan Sponsor Agreement, (m) the GUC Warrant Agreement, (n) a schedule of any Claims or Causes of Action that would otherwise be Litigation Trust Causes of Action to be retained by, and vest in, the Post-Emergence Entities in accordance with Section 5.11 of the Plan, and (o) to the extent known, information required to be disclosed in accordance with section 1129(a)(5) of the Bankruptcy Code. The Plan Supplement shall be filed with the Bankruptcy Court not later than seven (7) calendar days prior to the Voting Deadline; provided that, through the Effective Date, and subject to the reasonable consent of the Requisite Consenting Creditors, the Debtors shall have the right to amend and supplement the Plan Supplement and any schedules, exhibits, or amendments thereto, in accordance with the terms of the Plan.

1.155. Post-Emergence Entity means, as of and following the Effective Date, the (a) Reorganized Debtors, if applicable, (b) Remaining Debtors, if applicable, (c) Wind Down Co, if applicable, and (d) Purchaser Entities, if applicable.

1.156. Post-Emergence Parent means either (a) Reorganized Parent or (b) Purchaser Parent, as applicable.

1.157. Prepetition Lenders has the meaning ascribed to it in the DIP Orders.

1.158. Prepetition Secured Parties has the meaning ascribed to it in the DIP Orders.

1.159. Priority Tax Claim means any Secured Claim or unsecured Claim of a Governmental Unit of the kind entitled to priority in payment as specified in sections 502(i) and 507(a)(8) of the Bankruptcy Code.

1.160. Professional means a Person or Entity (i) employed pursuant to a Bankruptcy Court order in accordance with sections 327, 363, or 1103 of the Bankruptcy Code and to be compensated for services rendered before or on the Effective Date pursuant to sections 327, 328, 329, 330, 331, or 363 of the Bankruptcy Code; or (ii) awarded compensation and reimbursement by the Bankruptcy Court pursuant to section 503(b)(4) of the Bankruptcy Code that are not Restructuring Expenses.

1.161. Professional Fee Claim means any Claims for fees and expenses (including transaction and success fees) incurred by a Professional on or after the Petition Date to the extent such fees and expenses have not been paid pursuant to an order of the Bankruptcy Court.

1.162. Pro Rata means the proportion that an Allowed Claim in a particular Class bears to the aggregate amount of Allowed Claims and Disputed Claims in such Class.

1.163. Purchaser Entities means, in the event the Reorganization Transaction is implemented pursuant to an asset sale, as of and following the Effective Date, any of (a) Purchaser Parent, and (b) Purchaser Parent’s direct and indirect subsidiaries, including any (i) newly-formed Entities under this Plan, (ii) Transferred Debtors, and (iii) Non-Debtor Affiliates that are owned, directly or indirectly, by Purchaser Parent.

1.164. Purchaser Parent means, in the event the Reorganization Transaction is implemented pursuant to an asset sale, an Entity (including a newly formed Entity) which shall be, as of and following the Effective Date, the ultimate parent company in the corporate structure of the Purchaser Entities.

1.165. Rejection Schedule means the schedule of executory contracts and unexpired leases to be rejected by the Debtors pursuant to the Plan, which shall include the Humana ROFR, the TRA, and any Senior Executive Employment Agreement that is replaced with a new employment agreement as of the Effective Date that is in form and substance acceptable to the Requisite Consenting Creditors and the applicable Senior Executive.

1.166. Related Parties means with respect to any Released Party or any Exculpated Party, an Entity’s predecessors, successors and assigns, parents, subsidiaries, affiliates, managed accounts or funds, and all of their respective current and former officers, directors (other than the Debtors’ former officers and directors employed prior to, but not on or after, the Petition Date), principals, shareholders (and any fund managers, fiduciaries or other agents of shareholders with any involvement related to the Debtors), members, partners, employees, agents, trustees, advisory board members, financial advisors, attorneys, accountants, actuaries, investment bankers, consultants, representatives, management companies, fund advisors and other professionals, and such persons’ respective heirs, executors, estates, servants and nominees.

1.167. Released Parties means, collectively, and in each case, solely in their capacities as such: (a) the Debtors, (b) the Post-Emergence Entities, (c) each Consenting Creditor, (d) the Creditors’ Committee and its members, (e) the DIP Agent, (f) the DIP Lenders and the DIP Backstop Parties, (g) the Fronting Lender, (h) the Escrow Agent, (i) the Ad Hoc First Lien Group and the Prepetition Secured Parties, (j) the Senior Notes Indenture Trustee, (k) the Patient Care Ombudsman, (l) the Exit Facility Agent, (m) the Exit Facility Lenders, (n) in the event of a Plan Sponsor Investment, the Plan Sponsor, (o) if applicable, the Buyer, and (p) with respect to each of the foregoing entities in clauses (a) through (o), all Related Parties. For the avoidance of doubt and notwithstanding anything herein or in any Definitive Document to the contrary, (i) the Debtors’ officers and directors employed at any time between the Petition Date and the Effective Date shall be Released Parties under the Plan and (ii) except as specifically identified in the Plan Supplement (with the consent of the Requisite Consenting Creditors), the Debtors’ former officers and directors employed prior to, but not on or after, the Petition Date shall not be Released Parties under the Plan.

1.168. Releasing Parties means, collectively, each in its capacity as such: (a) the Debtors, (b) the Post-Emergence Entities, (c) the Consenting Creditors, (d) the Creditors’ Committee and its members, (e) the DIP Agent, (f) the DIP Lenders and the DIP Backstop Parties, (g) the Fronting Lender, (h) the Escrow Agent, (i) the Ad Hoc First Lien Group and the Prepetition Secured Parties, (j) the Senior Notes Indenture Trustee, (k) the Patient Care Ombudsman, (l) the Exit Facility Agent, (m) the Exit Facility Lenders, (n) in the event of a Plan Sponsor Investment, the Plan Sponsor, (o) if applicable, the Buyer, (p) the Holders of Claims or Interests that vote to accept the Plan and do not opt out of granting the releases set forth herein; provided, that, if a Person or Entity is not a “Releasing Party,” then its Related Parties (in their capacities as such) are not Releasing Parties.

1.169. Remaining Debtors means (a) in the event the Reorganization Transaction is implemented pursuant to an asset sale, as of and following the Effective Date, the Debtors that, upon emergence, are not Purchaser Entities (and are not, for the avoidance of doubt, Transferred Debtors) or (b) in the event a Whole-Co Sale Transaction is consummated, the Debtors that are not acquired by the Buyer.

1.170. Reorganization Transaction means, in the event a Whole-Co Sale Transaction is not consummated, any transaction, or series of transactions the Debtors and the Requisite Consenting Creditors determine is necessary or appropriate to implement the stand-alone restructuring under the Plan, including any Plan Sponsor Investment or Discrete Asset Sales entered into in connection therewith, and which may be implemented through an asset sale.

1.171. Reorganized Debtors means each Debtor, as reorganized pursuant to and under the Plan, including any transferee or successor thereto by merger, consolidation, transfer or otherwise, on or after the Effective Date, in connection with a Reorganization Transaction that is not implemented through an asset sale.

1.172. Reorganized Parent means, in the event the Reorganization Transaction is not implemented through an asset sale, either (i) CHI as reorganized hereunder, as the ultimate parent of the Reorganized Debtors, or (ii) the ultimate parent of the entities holding, owning or acquiring all, or substantially all, of the assets of the Debtors.

1.173. Required DIP Lenders has the meaning ascribed to “Required Lenders” in the DIP Credit Agreement.

1.174. Requisite Consenting Creditors means, means, as of the date of determination, Consenting Creditors holding at least 50.1% in aggregate principal amount of the Secured Loans held by all Consenting Creditors; provided that, with respect to a matter subject to the Side-Car Lender Consent Right, the foregoing calculation shall exclude from both the numerator and the denominator all of the Secured Loans of any Consenting Creditor that is a Side-Car Lender.

1.175. Requisite Consenting Side-Car Lenders means, as of the date of determination, Consenting Creditors holding at least 50.1% in aggregate principal amount of the Side-Car Term Loans held by all Consenting Creditors; provided that, if at any time there are two or more Side-Car Lenders party hereto that are not affiliates of one another, Requisite Consenting Side-Car Lenders shall include at least two Consenting Creditors that are not affiliates of one another.

1.176. Restructuring means the restructuring of the Debtors, the principal terms of which are set forth in the Plan and the Plan Supplement, which shall be consummated pursuant to (i) a Reorganization Transaction, or (ii) a Whole-Co Sale Transaction.

1.177. Restructuring Expenses means all reasonable and documented fees and expenses of the AHG Advisors, the DIP Lender Advisors, and the First Lien Administrative Agents, in each case, whether incurred prepetition or postpetition.

1.178. Restructuring Transactions means all actions as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate this Plan or any other document contemplated thereby, including, but not limited to, the transactions described in Section 5.7 of this Plan or as described in the Plan Supplement.

1.179. Restructuring Support Agreement means that certain Restructuring Support Agreement, dated as of February 4, 2024, by and among the Debtors and the parties thereto, as may be amended, amended and restated, supplemented, or modified from time to time in accordance with the terms thereof, a copy of which is annexed to Docket No. 14 as Exhibit A.

1.180. Sale Documents means any agreements, documents, motions, orders, and any modifications, amendments, supplements, schedules, or exhibits thereto executed in connection with any sale, or series of sales, implementing the Restructuring, including a Whole-Co Sale Transaction, a Discrete Asset Sale, or the implementation of the Reorganization Transaction through an asset sale, which shall be in form and substance reasonably acceptable to the Debtors and the Requisite Consenting Creditors.

1.181. Sale Milestones means the milestones governing the Sale Process to be reasonably agreed by the Debtors, the Required DIP Lenders, and Requisite Consenting Creditors.

1.182. Sale Process means the postpetition marketing process relating to a potential Whole-Co Sale Transaction.

1.183. Schedules means, collectively, the schedules of assets and liabilities, schedules of executory contracts and unexpired leases, and statements of financial affairs filed by the Debtors pursuant to section 521 of the Bankruptcy Code and in substantial accordance with the Official Bankruptcy Forms, as the same may have been amended, modified, or supplemented from time to time.

1.184. Secured Claim means a Claim (a) secured by a Lien on collateral to the extent of the value of such collateral as (i) set forth in the Plan, (ii) agreed to by the holder of such Claim and the Debtors, or (iii) determined by a Final Order in accordance with section 506(a) of the Bankruptcy Code, or (b) secured by the amount of any right of setoff of the holder thereof in accordance with section 553 of the Bankruptcy Code.

1.185. Secured Loans means, collectively, the CS Term Loans, the CS Revolving Loans, and the Side-Car Term Loans.

1.186. Security has the meaning set forth in section 101(49) of the Bankruptcy Code.

1.187. Senior Executive Employment Agreements means the Employment Agreements of the Senior Executives.

1.188. Senior Executives means the Chief Executive Officer, Interim Chief Financial Officer, Chief Operations Officer, and Chief People Officer, and any other senior executive officer as may be agreed between the Debtors and the Requisite Consenting Creditors, in each case, of the Debtors.

1.189. Senior Notes means those certain 6.25% senior unsecured notes due 2028 issued pursuant to the Senior Notes Indenture.

1.190. Senior Notes Claim means any Claim arising under, or related to, the Senior Notes.

1.191. Senior Notes Indenture means that certain Indenture, dated as of September 30, 2021, as may be amended from time to time, by and among, CH LLC, as issuer, the guarantors party thereto, and the Senior Notes Indenture Trustee.

1.192. Senior Notes Indenture Trustee means U.S. Bank National Association, as trustee under the Senior Notes Indenture, and its successors, assigns, or any replacement trustee appointed pursuant to the terms of the Senior Notes Indenture.

1.193. Side-Car Administrative Agent means JPMorgan Chase Bank, N.A., as administrative agent and collateral agent under the Side-Car Credit Agreement.

1.194. Side-Car Applicable Premium has the meaning ascribed to the term “Applicable Premium” under the Side-Car Credit Agreement.

1.195. Side-Car Applicable Premium Settlement Amount means $18,428,650.86 on account of the Applicable Premium (as defined in the Side-Car Credit Agreement).

1.196. Side-Car Credit Agreement means that certain Credit Agreement, dated as of February 24, 2023 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time), by and among CH LLC, as borrower, PCIH, the guarantors from time to time party thereto, the Side-Car Administrative Agent, and the Side-Car Lenders.

1.197. Side-Car First Lien Claim means any Secured Claim on account of, arising under, or relating to, the Side-Car Credit Agreement, including (i) the aggregate principal amount outstanding under the Side-Car Credit Agreement, (ii) accrued and unpaid prepetition interest, and (iii) the Side-Car Applicable Premium (as settled and compromised hereunder in the amount of the Side-Car Applicable Premium Settlement Amount).

1.198. Side-Car First Lien Deficiency Claim means any Claim on account of, arising under, or relating to, the Side-Car Credit Agreement that is not a Secured Claim as determined pursuant to section 506(a) of the Bankruptcy Code. For the avoidance of doubt, the Side-Car First Lien Deficiency Claims shall be treated as General Unsecured Claims.

1.199. Side-Car Lenders means the lenders from time to time party to the Side-Car Credit Agreement.

1.200. Side-Car Lender Consent Right means the right of the Requisite Consenting Side-Car Lenders to consent to or approve any Definitive Document (including any amendment, supplement or other modification thereto) or any waiver, change, modification or amendment to the Restructuring Support Agreement, solely to the extent of (i) any modification or effect on the Side-Car Resolution, the treatment of the Side-Car Applicable Premium Settlement Amount as set forth in the Restructuring Term Sheet, or the release provisions related to any Side-Car Lender, solely in its capacity as such, set forth in the Restructuring Support Agreement, this Plan or the Confirmation Order or (ii) any disproportionate adverse effect or other material and adverse impact on any right (economic or otherwise), obligation or term in favor of or relating to any Side-Car Lender, solely in its capacity as such, pursuant to or identified in the Restructuring Support Agreement (including the Restructuring Term Sheet) or any other Definitive Document as compared to any other Consenting Creditor.

1.201. Side-Car Resolution means that certain settlement and compromise of potential disputes hereunder pursuant to Bankruptcy Rule 9019 regarding the amount or allowance of the Side-Car Applicable Premium as reflected in the Side-Car Applicable Premium Settlement Amount and otherwise set forth in the Restructuring Support Agreement and incorporated in the Plan.

1.202. Side-Car Term Loans means the secured term loans under the Side-Car Credit Agreement.

1.203. Subordinated Claims means any prepetition Claim against the Debtors that is subject to subordination pursuant to section 510 of the Bankruptcy Code or otherwise, which includes, for the avoidance of doubt, any TRA Claims.

1.204. Surety means Atlantic Specialty Insurance Company.

1.205. Surety Bonds means those certain surety bonds issued by Surety, prior to and after the Petition Date, on behalf of certain of the Debtors.

1.206. Surety Bond Indemnitors means those certain Debtors party to the Surety Indemnity Agreements (as defined herein).

1.207. Surety Bond Indemnity Agreements means those certain indemnity agreements and/or related agreements, including without limitation, agreements regarding collateral entered into prior to and after the Petition Date in the ordinary course of business by certain of the Debtors and Surety.

1.208. Tax Code means the Internal Revenue Code of 1986, as amended from time to time.

1.209. Total Health Purchase Agreement means that certain Asset Purchase Agreement, dated as of December 13, 2022, by and among Mark Kent, CHI, CH LLC and the other parties thereto, related to the sale to the Debtors of the business known as Total Health. For the avoidance of doubt, any Claims arising under, or relating to, the Total Health Purchase Agreement shall be treated as General Unsecured Claims.

1.210. TRA means that certain Tax Receivable Agreement, dated as of June 3, 2021, by and between Jaws Sponsor, LLC, CHI, PCIH, and Primary Care (ITC) Holdings, LLC (and certain other persons that have or will become a party thereto).

1.211. TRA Claim means any Claim arising under, or relating to, the TRA.

1.212. Transferred Debtors means, in the event the Reorganization Transaction is implemented pursuant to an asset sale, as of and following the Effective Date, any Debtors that are owned, directly or indirectly, by Purchaser Parent.

1.213. Unimpaired means, with respect to a Claim, Interest, or Class of Claims or Interests, not “impaired” within the meaning of section 1124 of the Bankruptcy Code.

1.214. Unsecured Claims Distribution Date means any date on which the Disbursing Agent makes distributions to holders of General Unsecured Claims.

1.215. U.S. Trustee means the Office of the United States Trustee for the District of Delaware.

1.216. Voting Agent means Kurtzman Carson Consultants LLC, solely in its capacity as the Debtors’ voting agent.

1.217. Voting Deadline means the date set by the Bankruptcy Court by which all completed ballots must be received.

1.218. Whole-Co Sale Transaction means any transaction, or series of transactions, the Debtors and the Requisite Consenting Creditors determine is necessary or appropriate to implement a sale of all or substantially all of the Debtors’ assets, which shall be implemented in accordance with Section 5.5 of the Plan. For the avoidance of doubt, neither a sale of the ACO Reach Business or Medicaid Business nor the implementation of the Reorganization Transaction pursuant to an asset sale shall constitute a Whole-Co Sale Transaction.

1.219. Whole-Co Sale Transaction Proceeds means, in the event of a Whole-Co Sale Transaction, the Cash proceeds from the Whole-Co Sale Transaction, less the payment of ordinary and customary closing expenses and purchase price adjustments, if any.

1.220. Wind Down means, in the event of a Whole-Co Sale Transaction or the implementation of the Reorganization Transaction through an asset sale, the process to wind down, dissolve, and liquidate the Estates.

1.221. Wind Down Co means, in the event of a Whole-Co Sale Transaction or the implementation of the Reorganization Transaction through an asset sale, the Remaining Debtors pursuant to and under the Plan on and after the Effective Date or a corporation, limited liability company, or a liquidating trust created on the Effective Date to manage the wind down of the Remaining Debtors’ Estates, as applicable, and manage distributions in accordance with the Plan.

B. Interpretation; Application of Definitions and Rules of Construction.

Unless otherwise specified, all section or exhibit references in the Plan are to the respective section in, or exhibit to, the Plan, as the same may be amended, waived, or modified from time to time. The words “herein,” “hereof,” “hereto,” “hereunder,” and other words of similar import refer to the Plan as a whole and not to any particular section, subsection, or clause contained therein. The headings in the Plan are for convenience of reference only and shall not limit or otherwise affect the provisions hereof. For purposes herein: (1) in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neuter gender, (2) any reference herein to a contract, lease, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that the referenced document shall be substantially in that form or substantially on those terms and conditions, (3) unless otherwise specified, all references herein to “Sections” are references to Sections hereof or hereto, (4) the rules of construction set forth in section 102 of the Bankruptcy Code shall apply, and (5) any term used in capitalized form herein that is not otherwise defined but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to that term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be.

C. Reference to Monetary Figures.

All references in the Plan to monetary figures shall refer to the legal tender of the United States of America, unless otherwise expressly provided.

D. Controlling Document.

In the event of an inconsistency between the terms and provisions in the Plan (without reference to the Plan Supplement) and the terms and provisions in the Disclosure Statement, the Plan Supplement, any other instrument or document created or executed pursuant to the Plan (including any Definitive Document) or any order (other than the Confirmation Order) referenced in the Plan (or any exhibits, schedules, appendices, supplements or amendments to any of the foregoing), the Plan (without reference to the Plan Supplement) shall govern and control. Notwithstanding anything herein to the contrary, in the event of a conflict or inconsistency between the terms of the Restructuring Support Agreement and the terms of the Plan, the terms of the Plan shall control. Notwithstanding anything herein to the contrary, in the event of a conflict between the Confirmation Order, on the one hand, and any of the Plan, the Plan Supplement, or the Definitive Documents, on the other hand, the Confirmation Order shall govern and control in all respects.

E. Certain Consultation, Information, Notice, and Consent Rights.

Notwithstanding anything herein to the contrary, any and all consultation, information, notice, and consent rights of the parties to the Restructuring Support Agreement set forth in the Restructuring Support Agreement with respect to the form and substance of the Plan, the Plan Supplement, and any Definitive Document, including any amendments, restatements, supplements, or other modifications to such documents, and any consents, waivers, or other deviations under or from any such documents, shall be incorporated herein by this reference (including to the applicable definitions in Article I hereof) and fully enforceable as if stated in full herein until such time as the Restructuring Support Agreement is terminated in accordance with its terms.

ARTICLE II. ADMINISTRATIVE EXPENSE AND PRIORITY CLAIMS.

2.1 Administrative Expense Claims.

Except to the extent a holder of an Allowed Administrative Expense Claim agrees to less favorable treatment, each holder of an Allowed Administrative Expense Claim (other than a DIP Claim, Adequate Protection Fees, Restructuring Expenses, or a Professional Fee Claim) shall receive, in full and final satisfaction, settlement, release, and discharge of, and in exchange for, such Claim, Cash in an amount equal to the unpaid portion of such Allowed Administrative Expense Claim on the latest of: (a) the Effective Date; (b) the first Business Day after the date that is 30 days after the date on which such Administrative Expense Claim becomes an Allowed Administrative Expense Claim; (c) the date on which such Administrative Expense Claim becomes payable under any agreement with the Debtors or the applicable Post-Emergence Entities relating thereto; (d) in respect of liabilities incurred by the Debtors in the ordinary course of business, the date upon which such liabilities are payable in the ordinary course of business by the Debtors or the applicable Post-Emergence Entities, as applicable, consistent with the Debtors’ past practice; or (e) such other date as may be agreed upon between the holder of such Allowed Administrative Expense Claim and the Debtors or the applicable Post-Emergence Entities, as the case may be.

2.2 Professional Fee Claims.

(a) All Entities seeking an award by the Bankruptcy Court of Professional Fee Claims shall file and serve on the Debtors and/or the Post-Emergence Entities, and such other Persons who are designated by the applicable Bankruptcy Rules, the Confirmation Order, the Interim Compensation Order, or any other applicable order of the Bankruptcy Court, on or before the date that is forty-five (45) days after the Effective Date, their respective final applications for allowance of compensation for services rendered and reimbursement of expenses incurred from the Petition Date through the Effective Date. Objections to any Professional Fee Claims must be filed and served on the Post-Emergence Entities, the Creditors’ Committee, the U.S. Trustee, the Ad Hoc First Lien Group, and the requesting party no later than twenty-one (21) calendar days after the filing of the final applications for compensation or reimbursement (unless otherwise agreed by the Debtors or the Post-Emergence Entities, as applicable, and the party requesting compensation of a Professional Fee Claim).

(b) Allowed Professional Fee Claims shall be paid in full, in Cash, in such amounts as are Allowed by the Bankruptcy Court (i) within five (5) calendar days of an order relating to any such Allowed Professional Fee Claim is entered or as soon as reasonably practicable thereafter, or (ii) upon such other terms and conditions as may be mutually agreed upon between the holder of such an Allowed Professional Fee Claim and the Debtors or the Post-Emergence Entities, as applicable. Notwithstanding the foregoing, any Professional Fee Claims that are authorized to be paid pursuant to any administrative orders entered by the Bankruptcy Court, including the Interim Compensation Order, may be paid at the times and in the amounts authorized pursuant to such orders.

(c) No later than 10 calendar days prior to the Effective Date, holders of Professional Fee Claims shall provide to the Debtors a reasonable and good faith estimate of unpaid Professional Fee Claims incurred in rendering services before the Effective Date and the Debtors or the Post-Emergence Entities, as applicable, shall separately escrow for such estimated amounts for the benefit of the holders of the Professional Fee Claims until the fee applications related thereto are resolved by Final Order or agreement of the parties. If a holder of a Professional Fee Claim does not provide an estimate, the Debtors or Post-Emergence Entities, as applicable, may estimate the unpaid and unbilled reasonable and necessary fees and out-of-pocket expenses of such holder of a Professional Fee Claim. When all such Allowed Professional Fee Claims have been paid in full, any remaining amount in such escrow shall promptly be released from such escrow and revert to, and ownership thereof shall vest in, the Post-Emergence Parent without any further action or order of the Bankruptcy Court.

(d) The Post-Emergence Entities or the Plan Administrator, as applicable, are authorized to pay compensation for services rendered or reimbursement of expenses incurred by the Debtor Professionals after the Effective Date in the ordinary course and without the need for Bankruptcy Court approval.

2.3 Priority Tax Claims.

Except to the extent a holder of an Allowed Priority Tax Claim agrees to less favorable treatment, each holder of an Allowed Priority Tax Claim shall receive, in full and final satisfaction of such Allowed Priority Tax Claim, at the option of the Debtors or the Post-Emergence Entities, as applicable, Cash in an amount equal to such Allowed Priority Tax Claim on, or as soon as practicable thereafter, the later of (i) the Effective Date, to the extent such Claim is an Allowed Priority Tax Claim on the Effective Date, (ii) the first Business Day after the date that is thirty (30) calendar days after the date such Priority Tax Claim becomes an Allowed Priority Tax Claim, and (iii) the date such Allowed Priority Tax Claim is due and payable in the ordinary course as such obligation becomes due; provided that the Debtors and the Post-Emergence Entities reserve the right to prepay all or a portion of any such amounts at any time under this option at their discretion. All Allowed Priority Tax Claims that are not due and payable on or before the Effective Date shall be paid in the ordinary course of business or under applicable non-bankruptcy law as such obligations become due.

2.4 DIP Claims.

(a) DIP Claims. On the Effective Date, in full and final satisfaction of the Allowed DIP Claims, all obligations under the DIP Documents, other than DIP Fees, shall be, (i) in the event of a Reorganization Transaction, converted to and deemed to be obligations under, and as defined in, the Exit Facility Credit Agreement, and all Collateral (as such term is defined in the DIP Credit Agreement) that secures obligations under the DIP Documents shall be reaffirmed, ratified and shall automatically secure all obligations under the Exit Facility Credit Agreement in accordance with Section 5.5(a) of the Plan, or (ii) in the event of a Whole-Co Sale Transaction, indefeasibly paid in full in Cash.

(b) DIP Fees. On the Effective Date, any and all DIP Fees not previously paid or otherwise satisfied pursuant to the DIP Orders shall be indefeasibly paid in full in Cash; provided that, (i) in the event of a Reorganization Transaction, the Participation Fee shall be satisfied in New Equity Interests in accordance with the DIP Documents and (ii) at least two Business Days before the anticipated Effective Date, any professional seeking payment of DIP Fees in the form of professional fees from the Debtors shall provide the Debtors with a summary invoice of such professional’s DIP Fees and a reasonable estimate of such Professional’s DIP Fees through the Effective Date; provided further that any DIP Fees that are in the form of professional fees not invoiced shall not be waived and may be invoiced following the Effective Date, and such DIP Fees shall be promptly satisfied by the applicable Post-Emergence Entities. Any payments of DIP Fees made pursuant to this Section 2.4(b) shall not be subject to further review or objection. Any amount of estimated DIP Fees that is not applied to actual DIP Fees shall be returned to the Post-Emergence Entities by the applicable professional as soon as reasonably practicable following the Effective Date.

2.5 Restructuring Expenses and Adequate Protection Fees.

The Restructuring Expenses and Adequate Protection Fees incurred, or estimated to be incurred prior to and including the Effective Date, to the extent not previously paid during the course of the Chapter 11 Cases, shall be paid in full in Cash on the Effective Date or as soon as reasonably practicable thereafter in accordance with, and subject to the terms of the DIP Orders and the Restructuring Support Agreement, in each case, without any requirement to file a fee application or Administrative Expense Claim with the Bankruptcy Court or any requirement for Bankruptcy Court review or approval, which payments shall be final and not subject to disgorgement, turnover, recovery, avoidance, recharacterization, or any other similar Claim, provided that the First Lien Administrative Agents shall file a notice with the Bankruptcy Court setting forth their requested Restructuring Expenses or Adequate Protection Fees. All Restructuring Expenses and/or Adequate Protection Fees to be paid on the Effective Date shall be estimated in good faith, and such estimates shall be delivered to the Debtors at least two Business Days before the anticipated Effective Date; provided that such estimates shall not be considered an admission or limitation of any kind with respect to such Restructuring Expenses or Adequate Protection Fees. Other than the payment of the Restructuring Expenses, Adequate Protection Fees, DIP Fees, and Professional Fee Claims, or as otherwise authorized by the Bankruptcy Court, no broker, finder, or investment banker engaged by or on behalf of any Debtor or Non-Debtor Affiliate shall be entitled to any brokerage, finder’s, or other fee or commission in connection with this Plan or the Restructuring. Following the Effective Date, any unpaid Restructuring Expenses and/or Adequate Protection Fees incurred prior to and including the Effective Date shall be paid by the applicable Post-Emergence Entities.

ARTICLE III. CLASSIFICATION OF CLAIMS AND INTERESTS.

3.1 Classification in General.

A Claim or Interest is placed in a particular Class for all purposes, including voting, confirmation, and distribution under the Plan and under sections 1122 and 1123(a)(1) of the Bankruptcy Code; provided that a Claim or Interest is placed in a particular Class for the purpose of receiving distributions pursuant to the Plan only to the extent that such Claim or Interest is an Allowed Claim or Allowed Interest in that Class and such Allowed Claim or Allowed Interest has not been satisfied, released, or otherwise settled prior to the Effective Date.

3.2 Grouping of Debtors for Convenience Only.

The Plan groups the Debtors together solely for the purpose of describing treatment under the Plan, confirmation of the Plan, and making distributions in accordance with the Plan in respect of Claims against and Interests in the Debtors under the Plan. Such groupings shall not affect any Debtor’s status as a separate legal Entity, result in substantive consolidation of any Estates, change the organizational structure of the Debtors’ business enterprise, constitute a change of control of any Debtor for any purpose, cause a merger or consolidation of any legal Entities, or cause the transfer of any assets. Except as otherwise provided by or permitted under the Plan, all Debtors shall continue to exist as separate legal Entities after the Effective Date.

3.3 Summary of Classification.

The following table designates the Classes of Claims against and Interests in each of the Debtors and specifies which of those Classes are (a) Impaired or Unimpaired by the Plan, (b) entitled to vote to accept or reject the Plan in accordance with section 1126 of the Bankruptcy Code, and (c) presumed to accept or deemed to reject the Plan. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Expense Claims, Priority Tax Claims, and DIP Claims, have not been classified. The classification of Claims and Interests set forth herein shall apply separately to each of the Debtors. All of the potential Classes for the Debtors are set forth herein. Certain of the Debtors may not have holders of Claims or Interests in a particular Class or Classes, and such Classes shall be treated as set forth in Section 3.5 of the Plan.

Class	Designation	Treatment	Entitled to Vote
1	Other Priority Claims	Unimpaired	No (Presumed to Accept)
2	Other Secured Claims	Unimpaired	No (Presumed to Accept)
3	First Lien Claims	Impaired	Yes
4	General Unsecured Claims	Impaired	Yes
5	Intercompany Claims	Unimpaired / Impaired	No (Presumed to Accept/Deemed to Reject)
6	Subordinated Claims	Impaired	No (Deemed to Reject)
7	Existing Subsidiary Interests	Unimpaired / Impaired	No (Presumed to Accept/Deemed to Reject)
8	Existing CH LLC Interests	Unimpaired / Impaired	No (Presumed to Accept/Deemed to Reject)
9	Existing PCIH Interests	Unimpaired / Impaired	No (Presumed to Accept/Deemed to Reject)
10	Existing CHI Interests	Impaired	No (Deemed to Reject)

3.4 Special Provision Governing Unimpaired Claims.

Except as otherwise provided in the Plan, nothing under the Plan shall affect the rights of the Debtors or the Post-Emergence Entities, as applicable, in respect of any Unimpaired Claims, including all rights in respect of legal and equitable defenses to, or setoffs or recoupments against, any such Unimpaired Claims.

3.5 Elimination of Vacant Classes.

Any Class of Claims against or Interests in a Debtor that, as of the commencement of the Confirmation Hearing, does not have at least one (1) holder of a Claim or Interest that is Allowed in an amount greater than zero for voting purposes shall be considered vacant, deemed eliminated from the Plan of such Debtor for purposes of voting to accept or reject such Debtor’s Plan, and disregarded for purposes of determining whether such Debtor’s Plan satisfies section 1129(a)(8) of the Bankruptcy Code with respect to that Class.

ARTICLE IV. TREATMENT OF CLAIMS AND INTERESTS.

4.1 Other Priority Claims (Class 1).

(a) Classification: Class 1 consists of Other Priority Claims.

(b) Treatment: Except to the extent a holder of an Allowed Other Priority Claim against any of the Debtors agrees to a less favorable treatment of such Claim, in full and final satisfaction of such Allowed Other Priority Claim, at the option of the Debtors or the applicable Post-Emergence Entities, as applicable, and subject to the consent of the Requisite Consenting Creditors, (i) each such holder shall receive payment in Cash in an amount equal to the amount of such Allowed Claim, payable on the later of the Effective Date and the date that is ten (10) Business Days after the date on which such Other Priority Claim becomes an Allowed Other Priority Claim, in each case, or as soon as reasonably practicable thereafter, (ii) to the extent applicable, such holder’s Allowed Other Priority Claim shall be reinstated, or (iii) such holder shall receive such other treatment so as to render such holder’s Allowed Other Priority Claim Unimpaired pursuant to section 1124 of the Bankruptcy Code.

(c) Voting: Class 1 is Unimpaired, and the holders of Other Priority Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Holders of Other Priority Claims are not entitled to vote to accept or reject the Plan, and the votes of such holders will not be solicited with respect to Other Priority Claims.

4.2 Other Secured Claims (Class 2).

(a) Classification: Class 2 consists of the Other Secured Claims. To the extent that the Other Secured Claims are secured by different collateral or different interests in the same collateral, such Claims shall be treated as separate subclasses of Class 2 for purposes of voting to accept or reject the Plan and receiving distributions under the Plan.

(b) Treatment: Except to the extent a holder of an Allowed Other Secured Claim against any of the Debtors agrees to a less favorable treatment of such Claim, in full and final satisfaction of such Allowed Other Secured Claim, at the option of the Debtors or the applicable Post-Emergence Entities, as applicable, and subject to the consent of the Requisite Consenting Creditors (i) each such holder shall receive payment in Cash in an amount equal to the amount of such Allowed Claim, payable on the later of the Effective Date and the date that is ten (10) Business Days after the date on which such Other Secured Claim becomes an Allowed Other Secured Claim, in each case, or as soon as reasonably practicable thereafter, (ii) to the extent applicable, such holder’s Allowed Other Secured Claim shall be reinstated, (iii) such holder shall receive the collateral securing its Allowed Other Secured Claim, or (iv) such holder shall receive such other treatment so as to render such holder’s Allowed Other Secured Claim Unimpaired pursuant to section 1124 of the Bankruptcy Code.

(c) Voting: Class 2 is Unimpaired, and the holders of Other Secured Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Holders of Other Secured Claims are not entitled to vote to accept or reject the Plan, and the votes of such holders will not be solicited with respect to such Other Secured Claims.

4.3 First Lien Claims (Class 3).

(a) Classification: Class 3 consists of First Lien Claims.

(b) Allowance: The First Lien Claims are Allowed, pursuant to section 506(a) of the Bankruptcy Code, in the total aggregate amount of $[•], comprised of (i) the Allowed Side-Car First Lien Claim Amount and (ii) the Allowed CS First Lien Claim Amount.

(c) Treatment: On the Effective Date, the Allowed First Lien Claims shall receive, in full and final satisfaction, settlement, release, and discharge of such Allowed Claims:

(i) In the event of a Reorganization Transaction, such holder’s Pro Rata share of (x) the 1L Exit Facility Loans, (y) 100% of the New Equity Interests (subject to the terms of any Plan Sponsor Investment), and (z) if applicable, the Plan Sponsor Investment Proceeds and/or the Discrete Asset Sale Proceeds.

(ii) In the event of a Whole-Co Sale Transaction, such holder’s Pro Rata share of (x) the Whole-Co Sale Transaction Proceeds, if any, after deducting for the amount required to satisfy in full, or otherwise render Unimpaired all Allowed Administrative Expense Claims (including, for the avoidance of doubt, all Allowed DIP Claims (including the Participation Fee (except in the event the Whole-Co Sale Transaction Proceeds are sufficient to repay in full in Cash all Allowed DIP Claims (without taking into account the Participation Fee) and Allowed First Lien Claims)), Allowed Priority Tax Claims, Allowed Other Priority Claims, and Allowed Other Secured Claims and (y) if applicable, the Discrete Asset Sale Proceeds.

(d) Voting: Class 3 is Impaired, and the holders of First Lien Claims in Class 3 are entitled to vote to accept or reject the Plan.

4.4 General Unsecured Claims (Class 4).

(a) Classification: Class 4 consists of General Unsecured Claims

(b) Allowance: The First Lien Deficiency Claims are Allowed, pursuant to section 506(a) of the Bankruptcy Code, in the total aggregate amount of $[•] comprised of the Allowed First Lien Deficiency Claim Amount. The Senior Notes Claims are Allowed in the total aggregate amount of $[•] comprised of the Allowed Senior Notes Claim Amount. Other General Unsecured Claims shall be Allowed or Disallowed in accordance with the Plan.

(c) Treatment: Except to the extent a holder of an Allowed General Unsecured Claim agrees to a less favorable treatment of such Claim, in full and final satisfaction, settlement, release, and discharge of, and in exchange for, each Allowed General Unsecured Claim, each holder of an Allowed General Unsecured Claim shall receive:

(i) In the event of a Reorganization Transaction, such holder’s Pro Rata share of (i) the GUC Warrants, (ii) the MSP Recovery Proceeds and any remaining unsold shares of MSP Recovery Class A Stock, and (iii) the Litigation Trust Proceeds.

(ii) In the event of a Whole-Co Sale Transaction, such holder’s Pro Rata share of (i) the Whole-Co Transaction Proceeds, if any, after deducting for the amount required to satisfy in full, or otherwise render Unimpaired, all Allowed Administrative Expense Claims (including, for the avoidance of doubt, all Allowed DIP Claims), Allowed Priority Tax Claims, Allowed Other Priority Claims, Allowed Other Secured Claims and Allowed First Lien Claims, (ii) the MSP Recovery Proceeds and any remaining unsold shares of MSP Recovery Class A Stock, and (iii) the Litigation Trust Proceeds.

(d) Voting: Class 4 is Impaired, and the holders of General Unsecured Claims in Class 4 are entitled to vote to accept or reject the Plan.

4.5 Intercompany Claims (Class 5).

(a) Classification: Class 5 consists of Intercompany Claims.

(b) Treatment: On the Effective Date, all Intercompany Claims shall be adjusted, reinstated, or discharged, to the extent determined to be appropriate by the Debtors, the applicable Post-Emergence Entities, or the Plan Administrator, as applicable, and the Requisite Consenting Creditors.

(c) Voting: Class 5 is either (i) Unimpaired and such holders are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code, or (ii) Impaired and such holders are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Holders of Intercompany Claims are not entitled to vote to accept or reject the Plan, and the votes of such holders will not be solicited with respect to such Intercompany Claims.

4.6 Subordinated Claims (Class 6).

(a) Classification: Class 6 consists of Subordinated Claims.

(b) Treatment: Subordinated Claims are subordinated pursuant to the Plan and section 510 of the Bankruptcy Code. The holders of Subordinated Claims shall not receive or retain any property under the Plan on account of such Claims, and the obligations of the Debtors and the Reorganized Debtors, as applicable, on account of Subordinated Claims shall be discharged.

(c) Voting: Class 6 is Impaired, and the holders of Subordinated Claims are conclusively presumed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Holders of Subordinated Claims are not entitled to vote to accept or reject the Plan, and the votes of such holders will not be solicited with respect to such Subordinated Claims.

4.7 Existing Subsidiary Interests (Class 7).

(a) Classification: Class 7 consists of Existing Subsidiary Interests.

(b) Treatment:

(i) In the event of a Reorganization Transaction, on the Effective Date, without the need for any further corporate or limited liability company action or approval of any board of directors, management, or shareholders of any Debtor or Post-Emergence Entity, as applicable, all Existing Subsidiary Interests shall be reinstated, set off, settled, addressed, distributed, contributed, merged, cancelled, released, reissued, or discharged, to the extent determined to be appropriate by the Debtors, the applicable Post-Emergence Entities, or the Plan Administrator, as applicable; and

(ii) In the event of a Whole-Co Sale Transaction, the Intercompany Interests shall be adjusted, reinstated, set off, settled, addressed, distributed, contributed, merged, cancelled, released, reissued, or discharged, to the extent determined to be appropriate by the Debtors, the Post-Emergence Entities, or the Plan Administrator, as applicable, consistent with the Sale Documents.

To the extent the Existing Subsidiary Interests are reinstated, such reinstatement shall be solely for the purpose of maintaining the Debtors’ corporate structure. For the avoidance of doubt, holders of Existing Subsidiary Interests shall neither receive nor retain any property of the Debtors or interest in property of the Debtors on account of such Existing Subsidiary Interests.

(c) Voting: Class 7 is either (i) Unimpaired and such holders are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code, or (ii) Impaired and such holders are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Holders of Existing Subsidiary Interests are not entitled to vote to accept or reject the Plan, and the votes of such holders will not be solicited with respect to such Existing Subsidiary Interests.

4.8 Existing CH LLC Interests (Class 8).

(a) Classification: Class 8 consists of Existing CH LLC Interests.

(b) Treatment:

(i) In the event of a Reorganization Transaction, on the Effective Date, all Existing CH LLC Interests shall be adjusted, reinstated, set off, settled, addressed, distributed, contributed, merged, cancelled, released, reissued, or discharged, to the extent determined to be appropriate by the Debtors, the applicable Post-Emergence Entities, or the Plan Administrator, as applicable, and subject to the consent, as applicable, of the Requisite Consenting Creditors; and

(ii) In the event of a Whole-Co Sale Transaction, the Existing CH LLC Interests shall be adjusted, reinstated, set off, settled, addressed, distributed, contributed, merged, cancelled, released, reissued, or discharged, to the extent determined to be appropriate by the Debtors, the Post-Emergence Entities, or the Plan Administrator, as applicable, consistent with the Sale Documents.

To the extent the Existing CH LLC Interests are reinstated, such reinstatement shall be solely for the purpose of maintaining the Debtors’ corporate structure. For the avoidance of doubt, holders of Existing CH LLC Interests shall neither receive nor retain any property of the Debtors or interest in property of the Debtors on account of such Existing CH LLC Interests.

(c) Voting: Class 8 is either (i) Unimpaired and such holders are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code, or (ii) Impaired and such holders are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Holders of Existing CH LLC Interests are not entitled to vote to accept or reject the Plan, and the votes of such holders will not be solicited with respect to such Existing CH LLC Interests.

4.9 Existing PCIH Interests (Class 9).

(a) Classification: Class 9 consists of Existing PCIH Interests.

(b) Treatment:

(i) In the event of a Reorganization Transaction, on the Effective Date, all Existing PCIH Interests shall be adjusted, reinstated, set off, settled, addressed, distributed, contributed, merged, cancelled, released, reissued or discharged, to the extent determined to be appropriate by the Debtors, the applicable Post-Emergence Entities, or the Plan Administrator, as applicable, and subject to the consent, as applicable, of the Requisite Consenting Creditors; provided, that, notwithstanding anything herein to the contrary, all Existing PCIH Interests held by non-Debtors shall be discharged and cancelled on the Effective Date; and

(ii) In the event of a Whole-Co Sale Transaction, the Existing PCIH Interests shall be adjusted, reinstated, set off, settled, addressed, distributed, contributed, merged, cancelled, released, reissued, or discharged, to the extent determined to be appropriate by the Debtors, the Post-Emergence Entities, or the Plan Administrator, as applicable, consistent with the Sale Document.

To the extent the Existing PCIH Interests are reinstated, such reinstatement shall be solely for the purpose of maintaining the Debtors’ corporate structure. For the avoidance of doubt, holders of Existing PCIH Interests shall neither receive nor retain any property of the Debtors or interest in property of the Debtors on account of such Existing PCIH Interests.

(c) Voting: Class 9 is either (i) Unimpaired and such holders are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code, or (ii) Impaired and such holders are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Holders of Existing PCIH Interests are not entitled to vote to accept or reject the Plan, and the votes of such holders will not be solicited with respect to such Existing PCIH Interests.

4.10 Existing CHI Interests (Class 10).

(a) Classification: Class 10 consists of Existing CHI Interests.

(b) Treatment:

(i) In the event of a Reorganization Transaction, on the Effective Date, all Existing CHI Interests shall be cancelled, released, and extinguished, and be of no further force or effect, whether surrendered for cancellation or otherwise, and there shall be no distributions for holders of Existing CHI Interests on account of such Interests; and

(ii) In the event of a Whole-Co Sale Transaction, all Existing CHI Interests shall be cancelled, released, and extinguished, and be of no further force or effect, whether surrendered for cancellation or otherwise, and there shall be no distributions for holders of Existing CHI Interests on account of such Interests.

(c) Voting: Class 10 is Impaired, and the holders of Existing CHI Interests are conclusively presumed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Holders of Existing CHI Interests are not entitled to vote to accept or reject the Plan, and the votes of such holders will not be solicited with respect to such Existing CHI Interests.

ARTICLE V. MEANS FOR IMPLEMENTATION.

5.1 No Substantive Consolidation.

The Plan is being proposed as a joint plan of reorganization of the Debtors for administrative purposes only and constitutes a separate chapter 11 plan for each Debtor. The Plan is not premised on, and does not provide for, the substantive consolidation of the Debtors with respect to the Classes of Claims or Interests set forth in the Plan, or otherwise.

5.2 Compromise and Settlement of Claims, Interests and Controversies.

(a) Pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019 and in consideration for the distributions and other benefits provided pursuant to the Plan, the Plan, including the Side-Car Resolution, is and shall be deemed a good-faith compromise and settlement of all Claims, Interests, and controversies relating to the contractual, legal, and subordination rights that a holder of a Claim or Interest may have with respect to any Allowed Claim or Interest, or any distribution to be made on account of such Allowed Claim or Interest.

(b) The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the compromise or settlement of all such Claims, Interests, and controversies, including the Side-Car Resolution, as well as a finding by the Bankruptcy Court that such compromise or settlement is in the best interests of the Debtors, their Estates, and Holders of Claims and Interests and is fair, equitable, and reasonable. The compromises, settlements, and releases described herein shall be deemed nonseverable from each other and from all other terms of the Plan. In accordance with the provisions of the Plan, pursuant to Bankruptcy Rule 9019, without any further notice to or action, order, or approval of the Bankruptcy Court, after the Effective Date, the Post-Emergence Entities and/or the Plan Administrator, as applicable, may compromise and settle Claims against, and Interests in, the Debtors and their Estates and Causes of Action against other Entities.

5.3 Restructuring Expenses.

To the extent not otherwise paid, the Debtors shall promptly pay outstanding and invoiced Restructuring Expenses as follows: (a) on the Effective Date, Restructuring Expenses incurred during the period prior to the Effective Date to the extent invoiced to the Debtors on or about the Effective Date and (b) after the Effective Date, any unpaid Restructuring Expenses within ten (10) Business Days of receiving an invoice; provided that such Restructuring Expenses shall be paid in accordance with the terms of any applicable engagement letters or other contractual arrangements without the requirement for the filing of retention applications, fee applications, or any other applications in the Chapter 11 Cases, and without any requirement for further notice or Bankruptcy Court review or approval.

5.4 Plan Implementation.

The Restructuring shall be consummated pursuant to a Reorganization Transaction (which may include a Plan Sponsor Investment and/or implemented through an asset sale) or a Whole-Co Sale Transaction, either of which may be coupled with one or more Discrete Asset Sales, including as set forth in the Description of Transaction Steps.

5.5 Reorganization Transaction.

The following provisions of this Section 5.5 shall apply in the event of a Reorganization Transaction.

(a) Exit Facility.

On the Effective Date, the Exit Facility Credit Agreement and the other Exit Facility Documents shall be executed, delivered, and all fees and expenses required to be paid on the Effective Date thereunder shall be paid, and the applicable Post-Emergence Entities shall be authorized to execute, deliver, enter into, and make any payments required by the Exit Facility Credit Agreement and the other Exit Facility Documents without the need for any further corporate action and without further action by the holders of Claims or Interests. The form of the Exit Facility Credit Agreement will be filed as part of the Plan Supplement.

All Liens and security interests granted pursuant to the Exit Facility Documents shall be (a) valid, binding, and enforceable Liens and security interests in the personal and real property described in and subject to such documents, with the priorities established in respect thereof under applicable non-bankruptcy law, and (b) not subject to avoidance, recharacterization or subordination under any applicable law, the Plan, or the Confirmation Order.

The applicable Post-Emergence Entities and the Persons granted Liens and security interests under the Exit Facility Documents are authorized to make all filings and recordings and to obtain all governmental approvals and consents necessary to establish and perfect such Liens and security interests under the provisions of the applicable state, provincial, federal, or other law that would be applicable in the absence of the Plan and the Confirmation Order (it being understood that perfection shall occur automatically by virtue of the entry of the Confirmation Order without the need for any filings or recordings) and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such Liens and security interests to third parties.

(b) Authorization, Issuance, and Distribution of New Equity Interests.

On and after the Effective Date, in the event of a Reorganization Transaction, the applicable Post-Emergence Entities are authorized to issue, or cause to be issued, and shall issue or distribute the New Equity Interests in accordance with the terms of Section 4.3 of the Plan without the need for any further corporate, limited liability company, or shareholder action. All of the New Equity Interests distributable under the Plan shall be duly authorized, validly issued, and, as applicable, fully paid and non-assessable. The New Governance Documents shall, as applicable, have provided for a sufficient amount of authorized New Equity Interests to effectuate the issuance or distribution of New Equity Interests contemplated by and in connection with the Plan, and the applicable Post-Emergence Entities shall issue or reserve for issuance a sufficient amount of New Equity Interests to effectuate all such issuances.

(c) Authorization, Issuance and Distribution of GUC Warrants.

On and after the Effective Date, in the event of a Reorganization Transaction, the applicable Post-Emergence Entities are authorized to issue, or cause to be issued, and shall issue or distribute the GUC Warrants in accordance with the terms of Section 4.4 of the Plan without the need for any further corporate, limited liability company, or shareholder action. All of the GUC Warrants distributable under the Plan, and the GUC Warrant Equity issuable upon exercise of the GUC Warrants shall be duly authorized, validly issued, and fully paid and non-assessable. The New Governance Documents shall have provided for a sufficient amount of authorized New Equity Interests and the applicable Post-Emergence Entities shall reserve for issuance a sufficient amount of New Equity Interests issuable upon exercise of the GUC Warrants.

(d) Section 1145 Exemption.

The offer, issuance, and distribution of (i) the New Equity Interests to holders of First Lien Claims under Section 4.3 of the Plan, (ii) the New Equity Interests to holders of DIP Claims on account of the DIP Participation Fee, and (iii) the GUC Warrants (and the GUC Warrant Equity issuable upon the exercise thereof) to holders of General Unsecured Claims under Section 4.4 of the Plan, shall be exempt, pursuant to section 1145 of the Bankruptcy Code, without further act or action by any Entity, from registration under (i) the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder and (ii) any state or local law requiring registration for the offer, issuance, or distribution of securities.

Under section 1145 of the Bankruptcy Code, any securities issued under the Plan that are exempt from such registration pursuant to section 1145(a) of the Bankruptcy Code will be freely tradable by the recipients thereof, subject to (i) the provisions of section 1145(b)(1) of the Bankruptcy Code relating to the definition of an underwriter in section 2(a)(11) of the Securities Act of 1933, as amended, (ii) compliance with any rules and regulations of the Securities and Exchange Commission, if any, applicable at the time of any future transfer of such securities or instruments, (iii) the restrictions, if any, on the transferability of such securities and instruments, including any restrictions on the transferability under the terms of the New Governance Documents, (iv) any applicable procedures of DTC, and (v) applicable regulatory approvals.

The availability of the exemption under section 1145 of the Bankruptcy Code or any other applicable securities laws shall not be a condition to the occurrence of the Effective Date.

Should the applicable Post-Emergence Entities elect, on or after the Effective Date, to reflect all or any portion of the ownership of the New Equity Interests or the GUC Warrants through the facilities of DTC, the applicable Post-Emergence Entities shall not be required to provide any further evidence other than the Plan or Confirmation Order with respect to the treatment of such applicable portion of the New Equity Interests or GUC Warrants, and such Plan or Confirmation Order shall be deemed to be legal and binding obligations of the applicable Post-Emergence Entities in all respects.

DTC and all other Persons or Entities shall be required to accept and conclusively rely upon the Plan and Confirmation Order in lieu of a legal opinion regarding whether the New Equity Interests or GUC Warrants are exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services.

Notwithstanding anything to the contrary in the Plan or otherwise, no Person or Entity (including, for the avoidance of doubt, DTC) may require a legal opinion regarding the validity of any transaction contemplated by the Plan, including, for the avoidance of doubt, whether the New Equity Interests, the GUC Warrants or the GUC Warrant Equity are each exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services or validly issued, fully paid and non-assessable.

(e) Officers and Boards of Directors.

(i) On the Effective Date, the New Board shall consist of (x) the Chief Executive Officer and (y) such other additional members, as determined by the Requisite Consenting Creditors in consultation with the Debtors. The composition of the New Board shall be disclosed in accordance with section 1129(a)(5) of the Bankruptcy Code.

(ii) Except to the extent a member of the board of directors or managers, as applicable, of a Debtor continues to serve as a director or manager of the respective Post-Emergence Entity on and after the Effective Date, the members of the board of directors or managers of each Debtor prior to the Effective Date, in their capacities as such, shall have no continuing obligations to the Post-Emergence Entities on or after the Effective Date and each such director or manager will be deemed to have resigned or shall otherwise cease to be a director or manager of the applicable Debtor on the Effective Date.

(iii) Commencing on the Effective Date, each of the directors and managers of each of the Post-Emergence Entities shall be elected and serve pursuant to the terms of the applicable organizational documents of such Post-Emergence Entity and may be replaced or removed in accordance with such organizational documents.

(f) Plan Sponsor Investment.

In the event of a Plan Sponsor Investment, on the Effective Date, the Plan Sponsor shall purchase the Plan Sponsor Equity Share pursuant to the Plan Sponsor Agreement.

5.6 Whole-Co Sale Transaction or Reorganization Transaction Implemented Through an Asset Sale.

The following provisions of this Section 5.6 shall apply in the event of a Whole-Co Sale Transaction or the implementation of a Reorganization Transaction through an asset sale.

(a) Wind Down and Dissolution or Termination of the Debtors.

The Debtors will make distributions to Holders of Allowed Claims in accordance with the priorities set forth in the Plan and implement the Wind Down pursuant to the Plan. As soon as practicable after the Effective Date and only to the extent necessary and not otherwise resolved by the Debtors, the Remaining Debtors or an Entity selected by the Debtors shall: (a) without having to obtain stockholder, board, director, manager, member or equivalent approval, file for the Remaining Debtors a certificate of dissolution, certificate of cancellation, or such similar document for each Remaining Debtor, together with all other necessary corporate and company documents, to effect the dissolution or termination of the existence of the Remaining Debtors under the applicable laws of their state of incorporation or formation (as applicable); (b) make distributions to Holders of Allowed Claims as provided in the Plan; (c) prosecute, settle, or compromise any Causes of Action; (d) complete and file, as necessary, all final or otherwise required federal, state, and local tax returns for the Debtors; and (e) take such other actions as the Remaining Debtors or the Entity selected by the Debtors to conduct the Wind Down may determine to be necessary or desirable to implement the Wind Down.

(b) Plan Administrator

(i) The Plan Administrator shall have the authority and right on behalf of each of the Remaining Debtors, without the need for Bankruptcy Court approval (unless otherwise indicated), to carry out and implement all provisions of the Plan, including, without limitation, to: (1) except to the extent Claims have been Allowed, control and effectuate the Claims reconciliation process, including to object to, seek to subordinate, compromise or settle any and all Claims against the Remaining Debtors; (2) make distributions to holders of Allowed Claims in accordance with the Plan; (3) prosecute all Causes of Action on behalf of the Remaining Debtors, elect not to pursue any Causes of Action, and determine whether and when to compromise, settle, abandon, dismiss, or otherwise dispose of any such Causes of Action, as the Plan Administrator may determine is in the best interests of the Remaining Debtors’ Estates; (4) retain professionals to assist in performing its duties under the Plan; (5) maintain the books, records, and accounts of the Remaining Debtors; (6) complete and file, as necessary, all final or otherwise required federal, state, and local tax returns for the Remaining Debtors; (7) determine whether to create a liquidating trust for the assets of a Remaining Debtor and which assets to transfer to such liquidating trust; and (8) perform other duties and functions that are consistent with the implementation of the Plan.

(ii) After the Effective Date, pursuant to the Plan, the Plan Administrator shall effectuate the Wind Down and, in connection therewith, shall sell, liquidate, and may operate, use, acquire, or dispose of property and compromise or settle any Claims, Interests, or Causes of Action remaining with the Remaining Debtors’ Estates after consummation of the Whole-Co Sale Transaction or the Reorganization Transaction, as applicable, if any, without approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.

(iii) The Wind Down Co shall indemnify and hold harmless the Plan Administrator solely in its capacity as such for any losses incurred in such capacity, except to the extent such losses were the result of the Plan Administrator’s gross negligence, willful misconduct, or criminal conduct.

(iv) Any distributions by the Plan Administrator shall be made by the Plan Administrator in an expeditious, timely, and orderly manner pursuant to the Plan and the Confirmation Order.

(v) The Plan Administrator shall be authorized to file on behalf of the Remaining Debtors, certificates of dissolution and any and all other corporate and company documents necessary to effectuate the Wind Down without further action under applicable law, regulation, order, or rule, including any action by the stockholders, director, manager, member, board of directors, board of managers, or similar governing body of the Remaining Debtors.

(vi) Upon a certification to be filed with the Bankruptcy Court by the Plan Administrator of all distributions having been made and completion of all its duties under the Plan and entry of a final decree closing the last of the Chapter 11 Cases, the Wind Down Co shall be deemed to be dissolved or cancelled, as applicable, without any further action by the Plan Administrator and without the payment of any filing fees, or other similar amounts, other than the filing of any requisite certificates or documents with the secretary of state for the state in which the Remaining Debtors are formed or any other jurisdiction.

(c) Establishment of Wind Down Co.

On or after the Effective Date, in furtherance of the Whole-Co Sale Transaction or Reorganization Transaction, as applicable, the applicable Post-Emergence Entities shall have the authority and right to establish Wind Down Co. The Post-Emergence Entities shall determine the form of entity that Wind Down Co will be, e.g., a corporation, a limited liability company or a liquidating trust, among others, if applicable. On or after the Effective Date, the Remaining Debtors shall appoint the Plan Administrator for the purpose of conducting the Wind Down of Wind Down Co on terms and conditions set forth in the Plan Administrator Agreement. Upon consummation of the Wind Down in accordance with Section 5.6(a), the Wind Down Co shall be dissolved by the Plan Administrator. The Plan Administrator shall act for Wind Down Co in the same capacity and shall have the same rights and powers as are applicable to a manager, managing member, board of managers, board of directors or equivalent governing body, as applicable, and to officers, subject to the provisions hereof (and all certificates of formation and limited liability company agreements and certificates of incorporation or by-laws, or equivalent governing documents and all other related documents (including membership agreements, stockholders agreements, or similar instruments), as applicable, are deemed amended pursuant to the Plan to permit and authorize the same) and the Plan Administrator will be a representative of Wind Down Co for purposes of section 1123(b)(3) of the Bankruptcy Code. From and after the Effective Date, the Plan Administrator shall be the sole representative of, and shall act for, the Remaining Debtors and the Wind Down Co with the authority set forth herein and in the Plan Administrator Agreement.

5.7 Restructuring Transactions; Effectuating Documents.

(a) Following the Confirmation Date or as soon as reasonably practicable thereafter, the Debtors, the Post-Emergence Entities, or the Plan Administrator, as applicable, may take all actions as may be necessary or appropriate to effectuate any transaction described in, approved by, contemplated by, or necessary to effectuate the Plan, including (i) the execution and delivery of appropriate agreements or other documents of merger, amalgamation, consolidation, restructuring, conversion, disposition, transfer, arrangement, continuance, dissolution, cancellation, sale (including a Whole-Co Sale Transaction, a Reorganization Transaction implemented through an asset sale, or any Discrete Asset Sale to be effectuated pursuant to or in connection with the Plan), purchase, or liquidation containing terms that are consistent with the terms of the Plan, (ii) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any asset (including a Whole-Co Sale Transaction, a Reorganization Transaction implemented through an asset sale, or any Discrete Asset Sale to be effectuate pursuant to or in connection with the Plan), property, right, liability, debt, or obligation on terms consistent with the terms of the Plan, (iii) the filing of appropriate certificates or articles of incorporation, reincorporation, merger, consolidation, conversion, amalgamation, arrangement, continuance, cancellation, or dissolution pursuant to applicable state or federal law, (iv) the execution and delivery of the Definitive Documents, including the Sale Documents to the extent applicable, (v) the issuance of securities, all of which shall be authorized and approved in all respects in each case without further action being required under applicable law, regulation, order, or rule, (vi) such other transactions that are necessary or appropriate to implement the Plan in a tax efficient manner, and (vii) all other actions that the applicable Entities determine to be necessary or appropriate, including making filings or recordings that may be required by applicable law or the Exit Facility Credit Agreement, as applicable.

(b) Each officer, member of the board of directors, or manager of the Debtors is, and each officer, member of the board of directors, or manager of the Post-Emergence Entities, as applicable, shall be, authorized and directed to issue, execute, deliver, file, or record such contracts, securities, instruments, releases, indentures, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement, and further evidence the terms and conditions of the Plan and the securities issued pursuant to the Plan in the name of and on behalf of the applicable Post-Emergence Entities, all of which shall be authorized and approved in all respects, in each case, without the need for any approvals, authorization, consents, or any further action required under applicable law, regulation, order, or rule (including any action by the stockholders or directors or managers of the Debtors or the applicable Post-Emergence Entities), except for those expressly required pursuant to the Plan.

(c) In order to preserve the Post-Emergence Entities’ ability to utilize certain tax attributes that exist as of the Effective Date, the charter, bylaws, and other organizational documents may restrict certain transfers of the New Equity Interests, GUC Warrants or interest in Wind Down Co, subject to the consent of the Requisite Consenting Creditors.

(d) The Debtors and the Consenting Creditors will cooperate in good faith to structure the Restructuring and the Restructuring Transactions in a tax efficient manner including, without limitation, to maximize or preserve any net operating losses and net unrealized built-in asset losses of the Debtors, which structure shall be acceptable to the Requisite Consenting Creditors.

(e) All matters provided for herein involving the corporate structure of the Debtors or Post-Emergence Entities, or any corporate, limited liability company, or related action required by the Debtors or Post-Emergence Entities in connection herewith shall be deemed to have occurred and shall be in effect, without any requirement of further action by the stockholders, members, board, or directors or managers of the Debtors or applicable Post-Emergence Entities, and with like effect as though such action had been taken unanimously by the stockholders, members, directors, managers, or officers, as applicable, of the Debtors or applicable Post-Emergence Entities.

5.8 Continued Corporate Existence; Dissolution.

(a) Except as otherwise provided in the Plan, in the New Governance Documents, or elsewhere in the Plan Supplement, in the event of a Reorganization Transaction, each of the Post-Emergence Entities shall continue to exist after the Effective Date as a separate corporation or limited liability company, as the case may be, with all the powers of a corporation or limited liability company, as the case may be, pursuant to the applicable laws of the respective jurisdictions in which they are incorporated or organized and pursuant to the New Governance Documents, as applicable. On or after the Effective Date, each Post-Emergence Entity may, in its sole discretion, take such action that may be necessary or appropriate as permitted by applicable law, instruments and agreements, and such Post-Emergence Entity’s organizational documents, as such Post-Emergence Entity may determine is reasonable and appropriate.

(b) In the event of a Reorganization Transaction, after the Effective Date, the Reorganized Debtors shall be authorized to dissolve the Debtors or the Reorganized Debtors in accordance with applicable law or otherwise as part of a Restructuring Transaction.

(c) In the event of a Whole-Co Sale Transaction or the implementation of the Reorganization Transaction through an asset sale, the Debtors, or an Entity selected by the Debtors, shall implement the Wind Down in accordance with Section 5.6(a) of the Plan.

(d) Any such dissolution described in this Section 5.7(e) may be effective as of the Effective Date without any further action by any shareholder, director, manager, board, or member of the Debtors.

5.9 Litigation Trust.

(a) On the Effective Date, the Debtors shall assign the Litigation Trust Causes of Action to the Litigation Trust (to the greatest extent allowed under applicable law) and transfer $100,000 of Cash to an account established by the Litigation Trustee to fund the administration of such trust, which amount shall be inclusive of any advisor fees or other professional fees and expenses.

(b) In furtherance of the Plan, (i) the terms of the Litigation Trust shall be set forth in the Litigation Trust Agreement, (ii) the Litigation Trust shall be structured to qualify as a “liquidating trust” within the meaning of section 301.7701-4(d) of the Treasury Regulations and in compliance with Rev. Proc. 94-45, 1994-2 C.B. 684, and, thus, as a “grantor trust” within the meaning of sections 671 through 679 of the Tax Code to the holders of General Unsecured Claims, consistent with the terms of the Plan, (iii) the sole purpose of the Litigation Trust shall be the liquidation and distribution of the assets transferred to Litigation Trust in accordance with section 301.7701-4(d) of the Treasury Regulations, including the resolution of General Unsecured Claims in accordance with the Plan, with no objective to continue or engage in the conduct of a trade or business, (iv) all parties (including the Debtors, the Post-Emergence Entities, holders of General Unsecured Claims, and the Litigation Trustee) shall report consistently with such treatment (including the deemed receipt of the underlying assets, subject to applicable liabilities and obligations, by the holders of General Unsecured Claims, as applicable, followed by the deemed transfer of such assets to the Litigation Trust), (v) all parties shall report consistently with the valuation of the assets transferred to Litigation Trust as determined by the Litigation Trustee (or its designee), (vi) the Litigation Trustee of the trust shall be responsible for filing returns for the trust as a grantor trust pursuant to section 1.671-4(a) of the Treasury Regulations, and (vii) the Litigation Trustee shall annually send to each holder of an interest in the Litigation Trust a separate statement regarding the receipts and expenditures of the trust as relevant for federal income tax purposes.

(c) Subject to definitive guidance from the IRS or a court of competent jurisdiction to the contrary (including the receipt by the Litigation Trustee of a private letter ruling if the Litigation Trustee so requests one, or the receipt of an adverse determination by the IRS upon audit if not contested by the trustee), the Litigation Trustee may (x) timely elect to treat the any portion of the Litigation Trust allocable to Disputed Claims as a “disputed ownership fund” governed by section 1.468B-9 of the Treasury Regulations (and make any appropriate elections), (y) file such tax returns (including but not limited to the filing of a separate federal tax return for the “disputed ownership fund”) and pay such taxes as may be required consistent with such treatment and (z) to the extent permitted by applicable law, report consistently with the foregoing for state and local income tax purposes. If a “disputed ownership fund” election is made, all parties (including the Debtors, the Post-Emergence Entities, holders of General Unsecured Claims, and the Litigation Trustee) shall report for United States federal, state, and local income tax purposes consistently with the foregoing. The Litigation Trustee may request an expedited determination of taxes under section 505(b) of the Bankruptcy Code for all returns filed for or on behalf of the Litigation Trust for all taxable periods through the date on which final distributions are made.

5.10 Cancellation of Existing Securities and Agreements.

(a) Except for the purpose of evidencing a right to a distribution under the Plan and except as otherwise set forth in the Plan, including with respect to executory contracts or unexpired leases that shall be assumed or assumed and assigned by the Debtors, on the Effective Date, all agreements, instruments, and other documents evidencing any Allowed DIP Claims, Allowed Loan Claims, and Allowed Senior Notes Claims, or any Interest (other than Intercompany Claims and Intercompany Interests, to the extent they are not modified by the Plan) and any rights of any holder in respect thereof shall be deemed cancelled, discharged, and of no force or effect and the obligations of the Debtors thereunder shall be deemed fully satisfied, released, and discharged. The holders of or parties to such cancelled instruments, Securities, and other documentation shall have no rights arising from or related to such instruments, Securities, or other documentation or the cancellation thereof, except the rights provided for pursuant to the Plan.

(b) Notwithstanding such cancellation and discharge and the releases contained in Article X of the Plan, the DIP Credit Agreement, the First Lien Credit Agreements, and the Senior Notes Indenture shall continue in effect solely to the extent necessary to (i) allow the holders of Allowed DIP Claims, Allowed Loan Claims, and Senior Notes Claims to receive distributions under the Plan, (ii) allow and preserve the rights of the Debtors, the Post-Emergence Entities, the First Lien Administrative Agents, the Senior Notes Indenture Trustee, the DIP Agent, and the Disbursing Agent to (A) make post-Effective Date distributions or take such other action pursuant to the Plan on account of the Allowed DIP Claims, Allowed Loan Claims, and Senior Notes Claims, as applicable, and to otherwise exercise their rights and discharge their obligations relating to the interests of the holders of such Claims in accordance with the Plan, (iii) allow holders of Claims to retain their respective rights and obligations vis-à-vis other holders of Claims pursuant to any applicable loan documents, (iv) allow the DIP Agent, the First Lien Administrative Agents, and the Senior Notes Indenture Trustee to enforce any obligations owed to them under the Plan (including seeking compensation and reimbursement for any reasonable and documented fees and expenses pursuant to their respective Charging Liens as provided in the Indentures, First Lien Credit Agreements, or DIP Documents, as applicable), (v) preserve the DIP Agent’s, the First Lien Administrative Agents’, the DIP Lenders’, or the Prepetition Lenders’ right to any contingent or indemnification obligations of the Debtors pursuant and subject to the terms of the DIP Credit Agreement, First Lien Credit Agreements, and/or DIP Orders, (vi) permit the DIP Agent, the First Lien Administrative Agents, and/or the Senior Notes Indenture Trustee to perform any function necessary to effectuate the foregoing, and (vii) permit the DIP Agent, the First Lien Administrative Agents, and/or the Senior Notes Indenture Trustee to appear in the Chapter 11 Cases or in any proceeding in the Bankruptcy Court or any other court relating to the DIP Documents, the First Lien Credit Agreements, and the Senior Notes Indenture, as applicable, provided that nothing in this Section 5.10 shall affect the discharge of Claims pursuant to the Bankruptcy Code, the Confirmation Order, or the Plan or result in any liability or expense to the Post-Emergence Entities.

(c) Notwithstanding the foregoing, any provision in any document, instrument, lease, or other agreement that causes or effectuates, or purports to cause or effectuate, a default, termination, waiver, or other forfeiture of, or by, the Debtors of their interests, as a result of the cancellations, terminations, satisfaction, releases, or discharges provided for in this Section 5.10 shall be deemed null and void and shall be of no force and effect.

(d) Except for the foregoing, on and after the Effective Date, all duties and responsibilities of the DIP Agent, the First Lien Administrative Agents, and/or the Senior Notes Indenture Trustee shall be fully discharged (i) unless otherwise specifically set forth in or provided for under the Plan, the Plan Supplement, or the Confirmation Order, and (ii) except with respect to such other rights of the DIP Agent, the First Lien Administrative Agents, and/or the Senior Notes Indenture Trustee that, pursuant to the DIP Documents, the First Lien Credit Agreements, or the Senior Notes Indenture, as applicable, survive the termination of documents. Subsequent to the performance by each DIP Agent, the First Lien Administrative Agents, and the Senior Notes Indenture Trustee of its obligations pursuant to the Plan and Confirmation Order, such DIP Agent, First Lien Administrative Agent, or Senior Notes Indenture Trustee and its agents shall be relieved of all further duties and responsibilities related to the Senior Notes Indenture, First Lien Credit Agreements, or DIP Documents, as applicable.

(e) If the record holder of any Senior Notes is DTC or its nominee or another securities depository or custodian thereof, and such Senior Notes are represented by a global security held by or on behalf of DTC or such other securities depository of custodian, then each such holder of the Senior Notes shall be deemed to have surrendered such holder’s note, debenture, or other evidence of indebtedness upon surrender of such global security by DTC or such other securities depository or custodian thereof.

5.11 Retention of Causes of Action.

In accordance with section 1123(b) of the Bankruptcy Code, (a) following the Effective Date, the applicable Post-Emergence Entities (and, to the extent applicable to the Remaining Debtors, the Plan Administrator) shall retain and may enforce all rights to commence and pursue, as appropriate, any and all Retained Causes of Action, whether arising before or after the Petition Date, and the Post-Emergence Entities’ rights to commence, prosecute, or settle such Retained Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date, and the Post-Emergence Entities (and, to the extent applicable to the Remaining Debtors, the Plan Administrator) may pursue such Retained Causes of Action, as appropriate, in accordance with the best interests of the Post-Emergence Entities; and (b) following the Effective Date, the Litigation Trust shall retain and may enforce all rights to commence, pursue, and settle, as appropriate, any and all Litigation Trust Causes of Action. No Person may rely on the absence of a specific reference in this Plan or the Disclosure Statement to any Cause of Action against them as any indication that the Debtors, the Post-Emergence Entities, or the Litigation Trust, as applicable, will not pursue any and all available Causes of Action against such Person. Except with respect to Causes of Action against any Person which Person was released by the Debtors or the Post-Emergence Entities on or before the Effective Date (including pursuant to this Plan), the applicable Post-Emergence Entities (and, to the extent applicable to the Remaining Debtors, the Plan Administrator), expressly reserve all rights to prosecute any and all Retained Causes of Action against any Person, except as otherwise expressly provided in this Plan. The Litigation Trust expressly reserves all rights to prosecute any and all Litigation Trust Causes of Action. Unless any Causes of Action against a Person are expressly waived, relinquished, exculpated, released, compromised, transferred (including to the Litigation Trust), or settled in this Plan or a Final Order of the Bankruptcy Court, (i) the Post-Emergence Entities (and, to the extent applicable to the Remaining Debtors, the Plan Administrator) expressly reserve all Retained Causes of Action for later adjudication; and (ii) the Litigation Trust expressly reserves all Litigation Trust Causes of Action for later adjudication, and therefore, in each case, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, Claim preclusion, estoppel (judicial, equitable, or otherwise), or laches shall apply to such Causes of Action upon, after, or as a consequence of the Confirmation or consummation of this Plan. For the avoidance of doubt, on the Effective Date, the Litigation Trust Causes of Action shall be transferred to, and vest in, the Litigation Trust and shall not be retained by the Post-Emergence Entities.

5.12 Cancellation of Liens.

Except as otherwise specifically provided herein, upon the payment in full in Cash of an Other Secured Claim, any Lien securing an Other Secured Claim that is paid in full, in Cash, shall be deemed released, and the holder of such Other Secured Claim shall be authorized and directed to release any collateral or other property of the Debtors (including any Cash collateral) held by such holder and to take such actions as may be requested by the Post-Emergence Entities, to evidence the release of such Lien, including the execution, delivery and filing or recording of such releases as may be requested by the Post-Emergence Entities.

5.13 Employee Matters.

(a) Unless otherwise provided herein and subject to Article V of the Plan, as may be applicable, in the event of a Reorganization Transaction:

(i) The Debtors shall assume or assume and assign to the applicable Post-Emergence Entities on the Effective Date (x) the Benefits Plans and (y) all Employment Agreements unless previously assumed or rejected by the Debtors in their sole discretion pursuant to an order of the Bankruptcy Court; provided that the Senior Executive Employment Agreements shall either be (A) included on the Assumption Schedule, subject to the applicable employee agreeing to waive such employee’s 2024 long term incentive payment, any retention bonus due on the Debtors’ 2023 retention program and 2023 bonuses, (B) amended with the consent of the applicable Senior Executive and the Requisite Consenting Creditors, or (C) included on the Rejection Schedule.3

(ii) Any Interests granted prior to the Effective Date to a current or former employee, officer, director or individual independent contractor under a Benefit Plan, an Employment Agreement, or otherwise shall be cancelled and extinguished. For the avoidance of doubt, if any Benefit Plan or Employment Agreement (including a Senior Executive Employment Agreement) is assumed and such plan or agreement provides in part for an award or potential award of Interests in the Debtors, such Benefit Plan or Employment Agreement shall be assumed in all respects other than the provisions of such agreement relating to Interest awards.

(b) In the event of a Whole-Co Sale Transaction Election, the Benefits Plans and Employment Agreements shall be treated in accordance with the terms of such Whole-Co Sale Transaction.

[3]

The Debtors and the Ad Hoc First Lien Group continue to discuss the deadline by which a determination will be made as to the treatment of the Senior Executive Employment Agreements, which deadline shall be no later than the filing of the Plan Supplement.

5.14 Nonconsensual Confirmation.

The Debtors intend to undertake to have the Bankruptcy Court confirm the Plan under section 1129(b) of the Bankruptcy Code as to any Classes that reject or are deemed to reject the Plan.

5.15 Closing of Chapter 11 Cases.

After an Estate has been fully administered, the Post-Emergence Entities shall seek authority from the Bankruptcy Court to close the applicable Chapter 11 Case(s) in accordance with the Bankruptcy Code and Bankruptcy Rules.

5.16 Termination of the Patient Care Ombudsman’s Duties.

The duties, responsibilities, and obligations of the Patient Care Ombudsman shall be terminated on the Effective Date, the Patient Care Ombudsman may dispose of any documents provided to the Patient Care Ombudsman in the course of its reporting. Nothing herein shall in any way limit or otherwise affect the Patient Care Ombudsman’s obligations of confidentiality under confidentiality agreements, if any, under section 333 of the Bankruptcy Code or under order of the Bankruptcy Court.

5.17 Notice of Effective Date.

As soon as practicable, but not later than three (3) Business Days following the Effective Date, the Debtors shall file a notice of the occurrence of the Effective Date with the Bankruptcy Court.

5.18 Separability.

Notwithstanding the combination of the separate plans of reorganization for the Debtors set forth in the Plan for purposes of economy and efficiency, the Plan constitutes a separate chapter 11 plan for each Debtor. Accordingly, if the Bankruptcy Court does not confirm the Plan with respect to one or more Debtors, it may still, subject to the consent of the applicable Debtors and the Requisite Consenting Creditors, confirm the Plan with respect to any other Debtor that satisfies the confirmation requirements of section 1129 of the Bankruptcy Code.

ARTICLE VI.	DISTRIBUTIONS.

6.1 Distributions Generally.

Except as otherwise provided in the Plan, the Disbursing Agent shall make all distributions under the Plan to the appropriate holders of Allowed Claims in accordance with the terms of the Plan.

6.2 Distribution Record Date.

As of the close of business on the Distribution Record Date, the various transfer registers for each of the Classes of Claims or Interests as maintained by the Debtors or their respective agents, shall be deemed closed, and there shall be no further changes in the record holders of any of the Claims or Interests. The Debtors and the Post-Emergence Entities shall have no obligation to recognize any transfer of the Claims or Interests occurring on or after the Distribution Record Date. In addition, with respect to payment of any Cure Amounts or disputes over any Cure Amounts, neither the Debtors nor the Disbursing Agent shall have any obligation to recognize or deal with any party other than the non-Debtor party to the applicable executory contract or unexpired lease as of the close of business on the Distribution Record Date, even if such non-Debtor party has sold, assigned, or otherwise transferred its Claim for a Cure Amount. For the avoidance of doubt, the Distribution Record Date shall not apply to the Senior Notes Claims, the holders of record of which on the Effective Date shall receive a distribution in accordance with Article IV of the Plan and the customary procedures of DTC on or as soon as practicable after the Effective Date.

6.3 Date of Distributions.

Except as otherwise provided in the Plan, any distributions and deliveries to be made under the Plan shall be made on the Effective Date or as otherwise determined in accordance with the Plan, including the treatment provisions of Article IV of the Plan, or as soon as practicable thereafter; provided that the Post-Emergence Entities may implement periodic distribution dates to the extent they reasonably determine them to be appropriate.

6.4 Disbursing Agent.

A Disbursing Agent shall not be required to give any bond or surety or other security for the performance of its duties, and all reasonable fees and expenses incurred by such Disbursing Agents directly related to distributions hereunder shall be reimbursed by the Post-Emergence Entities. The Post-Emergence Entities shall use commercially reasonable efforts to provide the Disbursing Agent (if other than the Post-Emergence Entities) with the amounts of Claims and the identities and addresses of holders of Claims and Interests as of the Distribution Record Date, in each case, as set forth on the claims register. The Post-Emergence Entities shall cooperate in good faith with the applicable Disbursing Agent (if other than the Post-Emergence Entities) to comply with the reporting and withholding requirements outlined in Section 6.19 of the Plan.

6.5 Rights and Powers of Disbursing Agent.

(a) From and after the Effective Date, the Disbursing Agent, solely in its capacity as Disbursing Agent, shall be exculpated by all Entities, including holders of Claims against and Interests in the Debtors and other parties in interest, from any and all claims, Causes of Action, and other assertions of liability arising out of the discharge of the powers and duties conferred upon such Disbursing Agent by the Plan or any order of the Bankruptcy Court entered pursuant to or in furtherance of the Plan, or applicable law, except for actions or omissions to act arising out of the gross negligence or willful misconduct, fraud, malpractice, criminal conduct, or ultra vires acts of such Disbursing Agent. No holder of a Claim or Interest or other party in interest shall have or pursue any claim or Cause of Action against the Disbursing Agent, solely in its capacity as Disbursing Agent, for making payments in accordance with the Plan or for implementing provisions of the Plan, except for actions or omissions to act arising out of the gross negligence or willful misconduct, fraud, malpractice, criminal conduct, or ultra vires acts of such Disbursing Agent.

(b) A Disbursing Agent shall be empowered to (i) effect all actions and execute all agreements, instruments, and other documents necessary to perform its duties hereunder, (ii) make all distributions contemplated hereby, (iii) employ professionals to represent it with respect to its responsibilities, and (iv) exercise such other powers as may be vested in the Disbursing Agent by order of the Bankruptcy Court, pursuant to the Plan, or as deemed by the Disbursing Agent to be necessary and proper to implement the provisions of the Plan.

6.6 Expenses of Disbursing Agent.

To the extent the Disbursing Agent is an Entity other than a Debtor or Post-Emergence Entity, except as otherwise ordered by the Bankruptcy Court and subject to the written agreement of the Post-Emergence Entities, the amount of any reasonable fees and expenses incurred by the Disbursing Agent on or after the Effective Date (including taxes) and any reasonable compensation and expense reimbursement Claims (including for reasonable attorneys’ and other professional fees and expenses) made by the Disbursing Agent shall be paid in Cash by the Post-Emergence Entities in the ordinary course of business.

6.7 No Postpetition Interest on Claims.

Except as otherwise provided in the Plan, the Confirmation Order, or another order of the Bankruptcy Court or required by the Bankruptcy Code, interest shall not accrue or be paid on any Claims on or after the Petition Date, provided that, other than with respect to DIP Claims or Other Secured Claims, if interest is payable pursuant to the preceding sentence, interest shall accrue at the federal judgment rate pursuant to 28 U.S.C. § 1961 on a non-compounded basis from the date the obligation underlying the Claim becomes due and is not timely paid through the date of payment.

6.8 Delivery of Distributions.

(a) In the event that any distribution to any holder is returned as undeliverable, no further distributions shall be made to such holder unless and until such Disbursing Agent is notified in writing of such holder’s then-current address, at which time all currently-due, missed distributions shall be made to such holder as soon as reasonably practicable thereafter without interest. Nothing herein shall require the Disbursing Agent to attempt to locate holders of undeliverable distributions and, if located, assist such holders in complying with Section 6.19 of the Plan.

(b) In the event of a Reorganization Transaction, distributions of New Equity Interests or the GUC Warrants to be held through DTC shall be made through the facilities of DTC in accordance with DTC’s customary practices. All New Equity Interests or GUC Warrants to be distributed pursuant to the Plan shall be issued in the names of such holders, their nominees of record, or their permitted designees as of the Distribution Record Date (i.e., the Effective Date) in accordance with DTC’s book-entry procedures, to the extent applicable; provided that such New Equity Interests or GUC Warrants are permitted to be held through DTC’s book-entry system; provided, further, that to the extent that the New Equity Interests or GUC Warrants are not eligible for distribution in accordance with DTC’s customary practices, the Post-Emergence Entities will take such reasonable actions as may be required to cause distributions of the New Equity Interests or GUC Warrants under the Plan. No distributions will be made other than through DTC if the New Equity Interests or GUC Warrants are permitted to be held through DTC’s book entry system. Any distribution that otherwise would be made to any holder eligible to receive a distribution of a security available solely through DTC who does not own or hold an account eligible to receive a distribution through DTC on a relevant distribution date shall be forfeited. The Debtors or the Post-Emergence Entities, as applicable, shall seek the cooperation of DTC in an attempt to ensure that any distribution on account of a Senior Notes Claim, as applicable, that is held in the name of, or by a nominee of, DTC, shall be made through the facilities of DTC on the Effective Date or as soon as practicable thereafter.

6.9 Distributions after Effective Date.

Distributions made after the Effective Date to holders of Disputed Claims that are not Allowed Claims as of the Effective Date but which later become Allowed Claims shall be deemed to have been made on the Effective Date.

6.10 Unclaimed Property.

Undeliverable distributions or unclaimed distributions shall remain in the possession of the Post-Emergence Entities until such time as a distribution becomes deliverable or the holder accepts distribution, or such distribution reverts back to the Debtors or the Post-Emergence Entities, as applicable, and shall not be supplemented with any interest, dividends, or other accruals of any kind. Such distributions shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code at the expiration of one hundred and eighty (180) days from the date of distribution. After such date, and notwithstanding Section 5.13 or any other provision of the Plan, all unclaimed property or interest in property shall revert to the applicable Post-Emergence Entities and the Claim of any other holder to such property or interest in property shall be discharged and forever barred, notwithstanding any federal or state escheat laws to the contrary.

6.11 Time Bar to Cash Payments.

Checks issued by the Disbursing Agent in respect of Allowed Claims shall be null and void if not negotiated within one hundred eighty (180) days after the date of issuance thereof. Thereafter, the amount represented by such voided check shall irrevocably revert to the Reorganized Debtors, and any Claim in respect of such voided check shall be discharged and forever barred, notwithstanding any federal or state escheat laws to the contrary. Requests for re-issuance of any check within one hundred eighty (180) days after issuance shall be made to the Disbursing Agent by the holder of the Allowed Claim to whom such check was originally issued.

6.12 Manner of Payment under Plan.

Except as otherwise specifically provided in the Plan, at the option of the Debtors or the Post-Emergence Entities, any Cash payment to be made hereunder may be made by a check or wire transfer or as otherwise required or provided in applicable agreements or customary practices of the Debtors.

6.13 Satisfaction of Claims.

Except as otherwise specifically provided in the Plan, any distributions and deliveries to be made on account of Allowed Claims under and in accordance with the terms and conditions of the Plan shall be in complete and final satisfaction, settlement, and discharge of and exchange for such Allowed Claims.

6.14 Fractional Stock and Notes.

No fractional New Equity Interests or GUC Warrants shall be distributed, and no Cash shall be distributed in lieu of such fractional amounts. If any distributions of New Equity Interests or GUC Warrants pursuant to the Plan would result in the issuance of a fractional share or equity interest of a New Equity Interest or fractional share of a GUC Warrant, then the number of shares or equity interests of New Equity Interests or number of GUC Warrants to be issued in respect of such distribution will be calculated to one decimal place and rounded up or down to the closest whole share, equity interest or warrant (with a half share, equity interest or warrant or greater rounded up and less than a half share, equity interest or warrant rounded down). The total number of shares or equity interests of New Equity Interests or GUC Warrants, as applicable, to be distributed in connection with the Plan shall be adjusted as necessary to account for the rounding provided for in this Section 6.14. No consideration shall be provided in lieu of fractional shares or equity interests that are rounded down. Neither the Post-Emergence Entities nor the Disbursing Agent shall have any obligation to make a distribution that is less than (1) share or equity interest of New Equity Interests or less than (1) GUC Warrant. Any New Equity Interest or GUC Warrant that is not distributed in accordance with this Section 6.14 shall be returned to, and ownership thereof shall vest in, Post-Emergence Parent.

6.15 Minimum Cash Distributions.

The Disbursing Agent shall not be required to make any distribution of Cash less than Fifty Dollars ($50) to any holder of an Allowed Claim; provided that if any distribution is not made pursuant to this Section 6.15, such distribution shall be added to any subsequent distribution to be made on behalf of the holder’s Allowed Claim.

6.16 Setoffs and Recoupments.

Except as expressly provided in a separate order of the Bankruptcy Court, the Debtors and the Post-Emergence Entities, as applicable, may, but shall not be required to, set off or recoup against any Claim, and any distribution to be made on account of such Claim, any and all claims, rights, and Causes of Action of any nature whatsoever that the Debtors or the Reorganized Debtors may have against the holder of such Claim pursuant to the Bankruptcy Code or applicable non-bankruptcy law; provided that neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by a Debtor or a Post-Emergence Entity or its successor of any claims, rights, or Causes of Action that a Debtor or Post-Emergence Entity or its successor or assign may possess against the holder of such Claim.

6.17 Allocation of Distributions between Principal and Interest.

Except as otherwise required by law (as reasonably determined by the Debtors or the applicable Post-Emergence Entities), distributions with respect to Allowed Claims shall be allocated first to the principal portion of such Allowed Claim (as determined for federal income tax purposes) and, thereafter, to the remaining portion of such Allowed Claim, if any.

6.18 No Distribution in Excess of Amount of Allowed Claim.

Notwithstanding anything in the Plan to the contrary, no holder of an Allowed Claim shall receive, on account of such Allowed Claim, distributions under the Plan in excess of the Allowed amount of such Claim.

6.19 Withholding and Reporting Requirements.

(a) Withholding Rights. In connection with the Plan, any party issuing any instrument or making any distribution described in the Plan shall comply with all applicable withholding and reporting requirements imposed by any federal, state, or local taxing authority, and all distributions pursuant to the Plan and all related agreements shall be subject to any such withholding or reporting requirements. In the case of a non-Cash distribution that is subject to withholding, the distributing party may withhold an appropriate portion of such distributed property and either (i) sell such withheld property to generate Cash necessary to pay over the withholding tax (or reimburse the distributing party for any advance payment of the withholding tax), or (ii) pay the withholding tax using its own funds and retain such withheld property. Any amounts withheld pursuant to the preceding sentence, and paid over to the applicable Governmental Unit, shall be deemed to have been distributed to and received by the applicable recipient for all purposes of the Plan. Notwithstanding the foregoing, each holder of an Allowed Claim or any other Entity that receives a distribution pursuant to the Plan shall have responsibility for any taxes imposed by any Governmental Unit, including income, withholding, and other taxes, on account of such distribution. In the event any party issues any instrument or makes any non-Cash distribution pursuant to the Plan that is subject to withholding tax and such issuing or distributing party has not sold such withheld property to generate Cash to pay the withholding tax or paid the withholding tax using its own funds and retains such withheld property as described above, such issuing or distributing party has the right, but not the obligation, to not make a distribution until such holder has made arrangements reasonably satisfactory to such issuing or disbursing party for payment of any such tax obligations.

(b) Forms. Any party entitled to receive any property as an issuance or distribution under the Plan shall, upon request, deliver to the Disbursing Agent or such other Entity designated by the Post-Emergence Entities (which Entity shall subsequently deliver to the Disbursing Agent any applicable IRS Form W-8 or IRS Form W-9 received) an appropriate IRS Form W-9 or (if the payee is a foreign Entity) IRS Form W-8, and any other forms or documents reasonably requested by any Post-Emergence Entity to reduce or eliminate any withholding required by any federal, state, or local taxing authority. If such request is made and the holder fails to comply before the date that is 60 days after the request is made, the amount of such distribution shall irrevocably revert to the applicable Debtor or Post-Emergence Entity, as applicable, and any Claim in respect of such distribution shall be discharged and forever barred from assertion against such Debtor or Post-Emergence Entity, as applicable, or their respective property.

ARTICLE VII.	PROCEDURES FOR DISPUTED CLAIMS.

7.1 Objections to Claims.

The Debtors or the applicable Post-Emergence Entities, as applicable, shall exclusively be entitled to object to Claims. After the Effective Date, the Debtors or Post-Emergence Entities, as applicable, shall have and retain any and all rights and defenses that the Debtors had with regard to any Claim to which they may object, except with respect to any Claim that is Allowed. Any objections to Claims shall be served and filed on or before the Claims Objection Deadline.

7.2 Resolution of Disputed Administrative Expenses and Disputed Claims.

On and after the Effective Date, the Debtors or applicable Post-Emergence Entities, as applicable, shall have the authority to compromise, settle, otherwise resolve, or withdraw any objections to Claims without approval of the Bankruptcy Court, other than with respect to Professional Fee Claims.

7.3 Payments and Distributions with Respect to Disputed Claims.

Notwithstanding anything herein to the contrary, if any portion of a Claim is a Disputed Claim, no payment or distribution provided hereunder shall be made on account of such Claim unless and until such Disputed Claim becomes an Allowed Claim.

7.4 Distributions after Allowance.

After such time as a Disputed Claim becomes, in whole or in part, an Allowed Claim, the holder thereof shall be entitled to distributions, if any, to which such holder is then entitled as provided in the Plan, without interest, as provided in Section 7.9 of the Plan. Such distributions shall be made as soon as practicable after the date that the order or judgment of the Bankruptcy Court allowing such Disputed Claim (or portion thereof) becomes a Final Order.

7.5 Disallowance of Claims.

Except to the extent otherwise agreed to by the Debtors or Post-Emergence Entities, as applicable, any Claims held by Entities from which property is recoverable under sections 542, 543, 550, or 553 of the Bankruptcy Code or that is a transferee of a transfer avoidable under section 522(f), 522(h), 544, 545, 547, 548, 549, or 724(a) of the Bankruptcy Code, as determined by a Final Order, shall be deemed disallowed pursuant to section 502(d) of the Bankruptcy Code, and holders of such Claims may not receive any distributions on account of such Claims until such time as such Causes of Action against that Entity have been settled or a Final Order with respect thereto has been entered and all sums due, if any, to the Debtors by that Entity have been turned over or paid to the Debtors or the Post-Emergence Entities. All proofs of claim filed on account of an indemnification obligation to a current or former director, officer, or employee shall be deemed satisfied and expunged from the claims register as of the Effective Date to the extent such indemnification obligation is assumed (or honored or reaffirmed, as the case may be) pursuant to the Plan, without any further notice to or action, order, or approval of the Bankruptcy Court. Any Claim that has been or is hereafter listed in the Schedules as contingent, unliquidated, or disputed, and for which no Proof of Claim or Interest is or has been timely filed, shall be deemed disallowed and shall be expunged without further action by the Debtors and without further notice to any party or action, approval, or order of the Bankruptcy Court, and holders of such Claims shall not receive any distributions under the Plan on account of such Claims.

7.6 Estimation of Claims.

The Debtors or applicable Post-Emergence Entities, as applicable, may determine, resolve and otherwise adjudicate all contingent Claims, unliquidated Claims and Disputed Claims in the Bankruptcy Court. The Debtors or the Post-Emergence Entities, as applicable, may at any time request that the Bankruptcy Court estimate any contingent, unliquidated, or Disputed Claim pursuant to section 502(c) of the Bankruptcy Code for any reason or purpose, regardless of whether any party has previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection. The Bankruptcy Court shall retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including, during the pendency of any appeal relating to any such objection. If the Bankruptcy Court estimates any contingent Claim, unliquidated Claim or Disputed Claim, that estimated amount shall constitute the maximum limitation on such Claim, and the Debtors or the applicable Post-Emergence Entities, as applicable, may pursue supplementary proceedings to object to the ultimate allowance of such Claim; provided that such limitation shall not apply to Claims requested by the Debtors to be estimated for voting purposes only.

7.7 No Distributions Pending Allowance.

If an objection, motion to estimate, or other challenge to a Claim is filed, no payment or distribution provided under the Plan shall be made on account of such Claim unless and until (and only to the extent that) such Claim becomes an Allowed Claim.

7.8 Claim Resolution Procedures Cumulative.

All of the objection, estimation, and resolution procedures in the Plan are intended to be cumulative and not exclusive of one another. Claims may be estimated and subsequently settled, compromised, withdrawn, or resolved in accordance with the Plan without further notice or Bankruptcy Court approval.

7.9 Interest.

To the extent that a Disputed Claim becomes an Allowed Claim after the Effective Date, the holder of such Claim shall not be entitled to any interest that accrued thereon from and after the Effective Date.

ARTICLE VIII.	EXECUTORY CONTRACTS AND UNEXPIRED LEASES.

8.1 General Treatment.

(a) As of and subject to the occurrence of the Effective Date, all executory contracts and unexpired leases to which any of the Debtors are parties shall be deemed assumed or assumed and assigned, as applicable, except for any executory contract or unexpired lease that (i) was previously assumed or rejected by the Debtors pursuant to an order of the Bankruptcy Court, (ii) previously expired or was terminated pursuant to its own terms or by agreement of the parties thereto, (iii) is the subject of a separate motion to assume or reject filed by the Debtors on or before the Confirmation Date, (iv) is a Senior Executive Employment Agreement (which shall be treated as set forth in Section 5.13), (v) is specifically designated as a contract or lease to be included on the Rejection Schedule, or (vi) is the subject of a pending Cure Dispute; provided, that, in the event of a Reorganization Transaction, the proposed assumption or rejection of an executory contract or unexpired lease shall be reasonably acceptable to the Requisite Consenting Creditors.

(b) Subject to the occurrence of the Effective Date, entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of the assumptions, assumptions and assignments, including assignments to another Debtor, or rejections provided for in the Plan pursuant to sections 365(a) and 1123 of the Bankruptcy Code. Each executory contract and unexpired lease assumed or assumed and assigned pursuant to the Plan shall vest in and be fully enforceable by the applicable Reorganized Debtor in accordance with its terms, except as modified by the provisions of the Plan, any order of the Bankruptcy Court authorizing and providing for its assumption or assumption and assignment, or applicable law.

(c) Unless otherwise agreed to by the Requisite Consenting Creditors in their sole discretion, (i) the Humana ROFR and (ii) the TRA shall each be deemed rejected under the Plan on the Effective Date.

8.2 Determination of Cure Disputes and Deemed Consent.

(a) Any Cure Amount shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment of the Cure Amount, as reflected in the applicable cure notice, in Cash on the Effective Date, subject to the limitations described below, or on such other terms as the parties to such executory contracts or unexpired leases and the Debtors may otherwise agree.

(b) The Debtors shall file, as part of the Plan Supplement, the Assumption Schedule. At least twenty-one (21) days before the commencement of the Confirmation Hearing, the Debtors shall serve a notice on parties to executory contracts or unexpired leases to be assumed reflecting the Debtors’ intention to assume the contract or lease in connection with the Plan and, where applicable, setting forth the proposed Cure Amount (if any). Any objection by a counterparty to an executory contract or unexpired lease to the proposed assumption, assumption and assignment, or related Cure Amount must be filed, served, and actually received by the Debtors within ten (10) days of the service of the assumption notice, or such shorter period as agreed to by the parties or authorized by the Bankruptcy Court. Any counterparty to an executory contract or unexpired lease that fails to object timely to the proposed assumption, assumption and assignment, or Cure Amount (i) shall be deemed to have assented to such assumption, assumption and assignment, or Cure Amount, notwithstanding any provision thereof that purports to (1) prohibit, restrict, or condition the transfer or assignment of such contract or lease, or (2) terminate or permit the termination of a contract or lease as a result of any direct or indirect transfer or assignment of the rights of the Debtors under such contract or lease or a change, if any, in the ownership or control to the extent contemplated by the Plan, and shall forever be barred and enjoined from asserting such objection against the Debtors or terminating or modifying such contract or lease on account of transactions contemplated by the Plan, and (ii) shall be forever barred, estopped, and enjoined from challenging the validity of such assumption or assumption and assignment, as applicable, thereafter.

(c) If there is a dispute pertaining to the assumption of an executory contract or unexpired lease (other than a dispute pertaining to a Cure Amount), such dispute shall be heard by the Bankruptcy Court prior to the assumption being effective; provided that the Debtors or the applicable Post-Emergence Entities may settle any such dispute without any further notice to, or action by, any party or order of the Bankruptcy Court.

(d) To the extent a dispute relates to Cure Amounts, the Debtors may assume and/or assume and assign the applicable executory contract or unexpired lease prior to the resolution of such cure dispute, provided that the Debtors or the applicable Post-Emergence Entities reserve Cash in an amount sufficient to pay the full amount reasonably asserted as the Cure Amount by the counterparty to such executory contract or unexpired lease.

(e) Assumption or assumption and assignment of any executory contract or unexpired lease pursuant to the Plan or otherwise shall result in the full release and satisfaction of any Claims against any Debtor or defaults by any Debtor, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed executory contract or unexpired lease at any time before the date that the Debtors assume or assume and assign such executory contract or unexpired Lease. Any proofs of claim filed with respect to an executory contract or unexpired lease that has been assumed or assumed and assigned shall be deemed disallowed and expunged, without further notice to or action, order, or approval of the Bankruptcy Court or any other Entity, upon the assumption of such executory contract or unexpired lease.

8.3 Rejection Damages Claims.

In the event that the rejection of an executory contract or unexpired lease hereunder results in damages to the other party or parties to such contract or lease, any Claim for such damages, if not heretofore evidenced by a timely filed proof of Claim, shall be forever barred and shall not be enforceable against the Debtors or the Post-Emergence Entities, or their respective Estates, properties or interests in property as agents, successors, or assigns, unless a proof of Claim is filed with the Bankruptcy Court and served upon counsel for the Debtors or the Post-Emergence Entities, as applicable, no later than thirty (30) days after the filing and service of the notice of the occurrence of the Effective Date.

8.4 Indemnification Obligations.

Except as otherwise provided in the Plan or the Confirmation Order, to the fullest extent permitted by applicable law, any and all obligations of the Debtors pursuant to their corporate charters, bylaws, limited liability company agreements, memorandum and articles of association, or other organizational documents or agreements to indemnify officers, directors, agents or employees, in each case solely in their capacity as such, employed by the Debtors on and/or after the Petition Date with respect to all present and future actions, suits, and proceedings against the Debtors or such officers, directors, agents, or employees based upon any act or omission for or on behalf of the Debtors (collectively, the “Indemnification Obligations”) shall not be discharged, impaired, or otherwise affected by the Plan; provided, that, the Debtors or the applicable Post-Emergence Entities, as applicable, shall not indemnify any such officers, directors, agents, or employees of the Debtors for any Claims or Causes of Action arising out of or relating to any act or omission for which indemnification is barred under applicable law or that is excluded under the terms of the foregoing organizational documents or applicable agreements governing the Debtors’ Indemnification Obligations. The Post-Emergence Entities shall not indemnify any persons for any claims or Causes of Action arising out of or relating to any act or omission that is a criminal act or constitutes intentional fraud, gross negligence or willful misconduct. Except as otherwise provided in the Plan, all such Indemnification Obligations shall be deemed and treated as executory contracts that are assumed by the Debtors under the Plan.

8.5 Insurance Policies.

Notwithstanding any other provision in the Plan, all insurance policies to which any Debtor is a party as of the Effective Date (including any “tail policy”) shall be deemed to be and treated as executory contracts and shall be assumed, or assumed and assigned, by the applicable Post-Emergence Entities and shall continue as obligations of the Debtors or Post-Emergence Entities in accordance with their respective terms. All other insurance policies shall vest in the applicable Post-Emergence Entities, as applicable.

8.6 Treatment of Surety Bond Agreements.

Notwithstanding any other provisions of the Plan, Plan Supplement, Confirmation Order or any other Order of the Bankruptcy Court in the Chapter 11 Cases, on the Effective Date, any rights and obligations arising under the (i) the Surety Bonds; (ii) any Surety Bond Indemnity Agreements; (iii) any Surety collateral, including, without limitation, cash, letters of credit, and/or the proceeds of any such collateral (the “Surety Collateral”); and (iv) any Surety agreements governing Surety Collateral; (items (i), (ii), (iii), and (iv) collectively, the “Surety Bond Agreements”) shall be deemed reaffirmed and ratified by the applicable Post-Emergence Entities and Surety Bond Indemnitors, shall continue in full force and effect, and the rights and obligations thereunder shall not be altered, modified, discharged, enjoined, impaired or released by the Plan, any Plan Supplement, or the Confirmation Order. For the avoidance of doubt, nothing in the Plan, Plan Supplement or Confirmation Order or any Order entered in the Chapter 11 Cases, including, without limitation, any exculpation, release, injunction, exclusions and discharge provision of the Plan contained in Article VIII of the Plan or otherwise, shall bar, alter, limit, impair, release, modify or enjoin any rights and obligations of the parties under the Surety Bond Agreements or applicable law. Solely to the extent any of the Surety Bond Agreements are deemed to be one or more executory contracts, any such agreements are assumed by the Debtors and the Post-Emergence Entities pursuant to section 365 of the Bankruptcy Code upon the Effective Date with the consent of the Surety. If on and after the Effective Date the Surety Bond Agreements cease to be in effect solely as a result of a determination by a court of competent jurisdiction that such agreements are non-assumable under applicable bankruptcy law, any such Surety Bond Agreements shall be deemed reinstated or ratified on the terms of such Surety Bond Agreement that existed immediately prior to the Effective Date. Nothing in the Plan, Plan Supplement, Confirmation Order or any Order entered in the Chapter 11 Cases shall impair the Surety’s rights against any non-Debtor, or any non-Debtor’s rights against the Surety, including under any Surety Bond Agreement. The rights and claims of the Surety are unimpaired in accordance with section 1124(1) of the Bankruptcy Code.

Notwithstanding any inconsistent provision of the Plan, Plan Supplement, Confirmation Order, or Order entered in the Chapter 11 Cases, any Surety Collateral shall remain in place to secure any obligations under any Surety Bond Agreement in accordance with the terms of such agreements, and any junior lien on the Surety Collateral shall remain in place to secure any obligations pursuant to the Exit Facility and shall be subject to the terms of an intercreditor agreement. At any time after the Effective Date, to the extent permitted by law and the applicable Surety Bond Agreements, the Surety may apply its respective Surety Collateral or the proceeds therefrom to payment or reimbursement of any and all premiums, losses, expenses, including, without limitation, attorneys’ fees.

8.7 Intellectual Property Licenses and Agreements.

All intellectual property contracts, licenses, royalties, or other similar agreements to which the Debtors have any rights or obligations in effect as of the date of the Confirmation Order shall be deemed and treated as executory contracts pursuant to the Plan and shall be assumed, or assumed and assigned, by the respective Debtors and shall continue in full force and effect unless any such intellectual property contract, license, royalty, or other similar agreement otherwise is specifically rejected pursuant to a separate order of the Bankruptcy Court, is scheduled on the Rejection Schedule, or is the subject of a separate rejection motion filed by the Debtors. Unless otherwise noted hereunder, as applicable, all other intellectual property contracts, licenses, royalties, or other similar agreements shall vest in the applicable Post-Emergence Entities and the Post-Emergence Entities may take all actions as may be necessary or appropriate to ensure such vesting as contemplated herein.

8.8 Assignment.

To the extent provided under the Bankruptcy Code or other applicable law, any executory contract or unexpired lease transferred and assigned hereunder (including, without limitation, in connection with a Whole-Co Sale Transaction or Discrete Asset Sale) shall remain in full force and effect for the benefit of the transferee or assignee in accordance with its terms, notwithstanding any provision in such executory contract or unexpired lease (including those of the type set forth in section 365(b)(2) of the Bankruptcy Code) that prohibits, restricts, or conditions such transfer or assignment. To the extent provided under the Bankruptcy Code or other applicable law, any provision that prohibits, restricts, or conditions the assignment or transfer of any such executory contract or unexpired lease or that terminates or modifies such executory contract or unexpired lease or allows the counterparty to such executory contract or unexpired lease to terminate, modify, recapture, impose any penalty, condition renewal or extension, or modify any term or condition upon any such transfer and assignment, constitutes an unenforceable antiassignment provision and is void and of no force or effect.

8.9 Reservation of Rights.

(a) The Debtors may amend the Assumption Schedule and the Rejection Schedule, subject to the reasonable consent of the Requisite Consenting Creditors at any time prior to the Effective Date in order to add, delete, or reclassify any executory contract or unexpired lease. The Debtors shall provide notice of such amendment to any affected counterparty as soon as reasonably practicable.

(b) Neither the exclusion nor the inclusion by the Debtors of any contract or lease on any exhibit, schedule, or other annex to the Plan or in the Plan Supplement, nor anything contained in the Plan, shall constitute an admission by the Debtors that any such contract or lease is or is not an executory contract or unexpired lease or that the Debtors or the Post-Emergence Entities have any liability thereunder.

(c) Except as explicitly provided in the Plan, nothing herein shall waive, excuse, limit, diminish, or otherwise alter any of the defenses, claims, Causes of Action, or other rights of the Debtors or the Post-Emergence Entities under any executory or non-executory contract or unexpired or expired lease.

(d) Nothing in the Plan shall increase, augment, or add to any of the duties, obligations, responsibilities, or liabilities of the Debtors or the Post-Emergence Entities, as applicable, under any executory or non-executory contract or unexpired or expired lease.

8.10 Modifications, Amendments, Supplements, Restatements, or Other Agreements.

Unless otherwise provided in the Plan, each executory contract or unexpired lease that is assumed shall include all modifications, amendments, supplements, restatements, or other agreements that in any manner affect such executory contract or unexpired lease, and executory contracts and unexpired leases related thereto, if any, including easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, and any other interests, unless any of the foregoing agreements has been previously rejected or repudiated or is rejected or repudiated under the Plan.

ARTICLE IX.	CONDITIONS PRECEDENT TO CONFIRMATION OF PLAN AND EFFECTIVE DATE.

9.1 Conditions Precedent to Confirmation of Plan.

The following are conditions precedent to confirmation of the Plan:

(a) the Disclosure Statement Order shall have been entered and shall not have been reversed, stayed, amended, modified, dismissed, vacated, or reconsidered;

(b) the Plan Supplement and all of the schedules, documents, and exhibits contained therein shall have been filed;

(c) the Restructuring Support Agreement shall be in full force and effect and shall not have been terminated and no termination notice shall have been given that with the passage of time would cause or permit a termination of the Restructuring Support Agreement; and

(d) the DIP Orders shall be in full force and effect and there shall be no event of default under the DIP Documents or the DIP Orders, which has not been waived by the applicable DIP Lenders pursuant to the terms and conditions of such documents and/or Section 9.3 of the Plan.

9.2 Conditions Precedent to Effective Date.

The following are conditions precedent to the Effective Date of the Plan:

(a) the Confirmation Order shall have been entered and shall be a Final Order and shall not be subject to any stay or subject to an unresolved request for revocation under section 1144 of the Bankruptcy Code;

(b) the Restructuring Support Agreement shall be in full force and effect and shall not have been terminated and shall remain in full force and effect in accordance with its terms;

(c) all outstanding Restructuring Expenses due and owing as of the Effective Date shall have been paid in full, in Cash or shall be paid in Cash concurrently with effectiveness of the Plan;

(d) the DIP Orders shall be in full force and effect and there shall be no event of default under the DIP Documents or the DIP Orders, which has not otherwise been amended or waived by the applicable DIP Lenders pursuant to the terms and conditions of such documents and/or Section 9.3 of the Plan;

(e) the Reorganization Transaction or Whole-Co Sale Transaction shall have been implemented in accordance with the Description of Transaction Steps in all material respects;

(f) the Definitive Documents, including, to the extent applicable, the Sale Documents, Exit Facility Documents, and Plan Administrator Agreement, as applicable, shall (i) be in form and substance acceptable or reasonably acceptable (as applicable, as set forth in the Restructuring Support Agreement) to the Debtors and the Requisite Consenting Creditors, (ii) have been executed and delivered, and any conditions precedent contained to effectiveness therein have been satisfied or waived in accordance therewith, and (iii) be in full force and effect and binding upon the relevant parties;

(g) all actions, documents and agreements necessary to implement and consummate the Plan, including entry into the Definitive Documents and the New Governance Documents, and the transactions and other matters contemplated thereby, shall have been effected or executed;

(h) In the event of a Plan Sponsor Investment, the Plan Sponsor Agreement shall have been executed and all conditions precedent to the effectiveness thereof shall have occurred or will occur substantially simultaneously with the effectiveness of the Plan;

(i) the New Governance Documents shall have been filed with the appropriate governmental authority, as applicable; and

(j) all governmental approvals and consents required in connection with the transactions contemplated by the Plan, including any healthcare-related regulatory approvals, antitrust approval, or any foreign investment regulatory approval, shall have been obtained, not be subject to unfulfilled conditions, and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent, or otherwise impose materially adverse conditions on such transactions.

9.3 Waiver of Conditions Precedent.

(a) Except as otherwise provided herein, all actions required to be taken on the Effective Date shall take place and shall be deemed to have occurred simultaneously and no such action shall be deemed to have occurred prior to the taking of any other such action. Each of the conditions precedent in Section 9.1 and Section 9.2 may be waived in writing by the Debtors with the prior written consent of (i) the Requisite Consenting Creditors and (ii) the DIP Agent, the Required DIP Lenders, or the Exit Facility Agent, as applicable, solely to the extent that the waiver of a particular condition precedent would affect the legal and/or economic rights of the DIP Agent, the DIP Lenders, or the Exit Facility Agent or the Exit Facility Lenders, as applicable and respectively, under the Plan, the DIP Credit Agreement, or the Exit Facility Credit Agreement (as applicable). If the Plan is confirmed for fewer than all of the Debtors as provided for in Section 5.18 of the Plan, only the conditions applicable to the Debtor or Debtors for which the Plan is confirmed must be satisfied or waived for the Effective Date to occur as to such Debtors.

(b) The stay of the Confirmation Order pursuant to Bankruptcy Rule 3020(e) shall be deemed waived by and upon the entry of the Confirmation Order, and the Confirmation Order shall take effect immediately upon its entry.

9.4 Effect of Failure of a Condition.

If the conditions listed in Section 9.2 of the Plan are not satisfied or waived in accordance with Section 9.3 of the Plan on or before the termination of the Restructuring Support Agreement, subject to the reasonable consent of the Requisite Consenting Creditors, in a notice filed with the Bankruptcy Court prior to the expiration of such period, the Plan shall be null and void in all respects and nothing contained in the Plan or the Disclosure Statement shall (a) constitute a waiver or release of any Claims by or against or any Interests in the Debtors, (b) prejudice in any manner the rights of any Entity, or (c) constitute an admission, acknowledgement, offer, or undertaking by the Debtors, the Requisite Consenting Creditors, the Exit Facility Agent, or any other Entity.

ARTICLE X.	EFFECT OF CONFIRMATION OF PLAN.

10.1 Vesting of Assets.

In the event of a Reorganization Transaction, on the Effective Date, pursuant to sections 1141(b) and (c) of the Bankruptcy Code, all property of the Debtors’ Estates shall vest in the applicable Post-Emergence Entities free and clear of all Claims, Liens, encumbrances, charges, and other interests, except as provided pursuant to the Plan, the Confirmation Order, or the Exit Facility Credit Agreement (if applicable). On and after the Effective Date, the Post-Emergence Entities may take any action, including the operation of their businesses, the use, acquisition, sale, lease, and disposition of property, and the entry into transactions, agreements, understandings, or arrangements, whether in or other than in the ordinary course of business, and execute, deliver, implement, and fully perform any and all obligations, instruments, documents, and papers or otherwise in connection with any of the foregoing, free of any restrictions of the Bankruptcy Code or Bankruptcy Rules and in all respects as if there were no pending cases under any chapter or provision of the Bankruptcy Code, except as expressly provided herein. Without limiting the foregoing, the Post-Emergence Entities may pay the charges that they incur on or after the Effective Date for professional fees, disbursements, expenses, or related support services without application to the Bankruptcy Court.

In the event of a Whole-Co Sale Transaction, on the Effective Date, all property of the Estates not distributed to the holders of Claims or Interests, or transferred pursuant to the Sale Documents, shall vest in or be transferred to the Wind Down Co and administered pursuant to Section 5.6 of the Plan.

10.2 Binding Effect.

As of the Effective Date, the Plan shall bind all holders of Claims against and Interests in the Debtors and their respective successors and assigns, notwithstanding whether any such holders (a) were Impaired or Unimpaired under the Plan, (b) were deemed to accept or reject the Plan, (c) failed to vote to accept or reject the Plan, (d) voted to reject the Plan, or (e) received any distribution under the Plan.

10.3 Discharge of Claims and Termination of Interests.

Upon the Effective Date and in consideration of the distributions to be made hereunder, except as otherwise expressly provided herein, each holder (as well as any representatives, trustees, or agents on behalf of each holder) of a Claim or Interest and any affiliate of such holder shall be deemed to have forever waived, released, and discharged the Debtors, to the fullest extent permitted by section 1141 of the Bankruptcy Code, of and from any and all Claims, Interests, rights, and liabilities that arose prior to the Effective Date. Upon the Effective Date, all such Entities shall be forever precluded and enjoined, pursuant to section 524 of the Bankruptcy Code, from prosecuting or asserting any such discharged Claim against or terminated Interest in the Debtors against the Debtors or the Post-Emergence Entities or any of their assets or property, whether or not such holder has filed a proof of claim and whether or not the facts or legal bases therefor were known or existed prior to the Effective Date.

10.4 Term of Injunctions or Stays.

Unless otherwise provided herein, the Confirmation Order, or in a Final Order of the Bankruptcy Court, all injunctions or stays arising under or entered during the Chapter 11 Cases under sections 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the later of the Effective Date and the date indicated in the order providing for such injunction or stay.

10.5 Injunction.

(a) Upon entry of the Confirmation Order, all holders of Claims and Interests and other parties in interest, along with their respective present or former employees, agents, officers, directors, principals, and affiliates, shall be enjoined from taking any actions to interfere with the implementation or consummation of the Plan in relation to any Claim or Interest extinguished, discharged, released or treated pursuant to the Plan.

(b) Except as expressly provided in the Plan, the Confirmation Order, or a separate order of the Bankruptcy Court or as agreed to by the Debtors and a holder of a Claim against or Interest in the Debtors, all Entities who have held, hold, or may hold Claims against or Interests in any or all of the Debtors (whether proof of such Claims or Interests has been filed or not and whether or not such Entities vote in favor of, against or abstain from voting on the Plan or are presumed to have accepted or deemed to have rejected the Plan) and other parties in interest, along with their respective present or former employees, agents, officers, directors, principals, and affiliates, are permanently enjoined, on and after the Effective Date, solely with respect to any Claims, Interests, and Causes of Action that will be or are extinguished, discharged, released, or treated pursuant to the Plan from (i) commencing, conducting, or continuing in any manner, directly or indirectly, any suit, action, or other proceeding of any kind (including any proceeding in a judicial, arbitral, administrative or other forum) against or affecting the Released Parties or the property of any of the Released Parties, (ii) enforcing, levying, attaching (including any prejudgment attachment), collecting, or otherwise recovering by any manner or means, whether directly or indirectly, any judgment, award, decree, or order against the Released Parties or the property of any of the Released Parties, (iii) creating, perfecting, or otherwise enforcing in any manner, directly or indirectly, any encumbrance of any kind against the Released Parties or the property of any of the Released Parties, (iv) asserting any right of setoff, directly or indirectly, against any obligation due the Released Parties or the property of any of the Released Parties, except as contemplated or allowed by the Plan, and (v) acting or proceeding in any manner, in any place whatsoever, that does not conform to or comply with the provisions of the Plan.

(c) By accepting distributions pursuant to the Plan, each holder of an Allowed Claim or Interest extinguished, discharged, or released pursuant to the Plan shall be deemed to have affirmatively and specifically consented to be bound by the Plan, including the injunctions set forth in this Section 10.5.

(d) No Person or Entity shall seek or initiate formal or informal discovery requests, demands, or proceedings upon or from the Patient Care Ombudsman without first seeking permission, upon sufficient prior notice to the Patient Care Ombudsman, from the Bankruptcy Court.

(e) The injunctions in this Section 10.5 shall extend to any successors of the Debtors and the Post-Emergence Entities and their respective property and interests in property.

10.6 Releases.

(a) Releases by the Debtors.

As of the Effective Date, except for the right to enforce the Plan or any right or obligation arising under the Definitive Documents that remains in effect after the Effective Date, for good and valuable consideration, on and after the Effective Date, the Released Parties shall be deemed released and discharged by the Debtors, the Post-Emergence Entities, and the Estates, and any Person seeking to exercise the rights of the Estates, and any successors to the Debtors or any Estate representative appointed or selected pursuant to section 1123(b)(3) of the Bankruptcy Code, from any and all Claims, obligations, rights, suits, judgments, damages, demands, debts, Liens, Causes of Action, remedies, losses, and liabilities whatsoever, including any derivative claims, asserted or assertable on behalf of the Debtors, the Post-Emergence Entities, or the Estates, whether known or unknown, foreseen or unforeseen, liquidated or unliquidated, matured or unmatured, contingent or fixed, existing or hereinafter arising, in law, equity or otherwise, that the Debtors, the Post-Emergence Entities, or the Estates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the holder of any Claim or Interest or other Entity, based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Estates, the conduct of the Debtors’ businesses, the Chapter 11 Cases, the purchase, sale or rescission of the purchase or sale of any Security of the Debtors or the Post-Emergence Entities, the DIP Facility, the DIP Documents, the Restructuring Support Agreement, the Definitive Documents, the Sale Process, the First Lien Credit Agreements, the Senior Notes Indenture, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between the Debtors and any Released Party, the Restructuring, the restructuring of any Claim or Interest before or during the Chapter 11 Cases, the Disclosure Statement, the Plan, and the Definitive Documents, or any related agreements, instruments, or other documents, and the negotiation, formulation, or preparation thereof, the solicitation of votes with respect to the Plan, or any other act or omission, in all cases based upon any act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date; provided, that, nothing in this Section 10.6(a) shall be construed to release the Released Parties from intentional fraud, willful misconduct, or gross negligence, in each case as determined by a Final Order.

(b) Releases by Holders of Claims and Interests.

As of the Effective Date, except for the right to enforce the Plan or any right or obligation arising under the Definitive Documents that remains in effect after the Effective Date, for good and valuable consideration, on and after the Effective Date, for good and valuable consideration, except as specifically set forth elsewhere in the Plan, the Releasing Parties conclusively, absolutely, unconditionally, irrevocably, and forever discharge and release (and each entity so discharged and released shall be deemed discharged and released by the Releasing Parties) the Released Parties and their respective property from any and all Claims, obligations, rights, suits, judgments, damages, demands, debts, Liens, Causes of Action, remedies, losses, and liabilities whatsoever (including contract claims, claims under ERISA and all other statutory claims, claims for contributions, withdrawal liability, reallocation liability, redetermination liability, interest on any amounts, liquidated damages, claims for attorneys’ fees or any costs or expenses whatsoever), including any derivative claims, asserted or assertable on behalf of a Debtor, whether known or unknown, foreseen or unforeseen, liquidated or unliquidated, matured or unmatured, contingent or fixed, existing or hereinafter arising, in law, equity or otherwise, that such Entity would have been legally entitled to assert in its own right (whether individually or collectively) based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Estates, the Restructuring, the Chapter 11 Cases, the purchase, sale or rescission of the purchase or sale of any Security of the Debtors or the Post-Emergence Entities, the DIP Facility, the DIP Documents, the Restructuring Support Agreement, the Definitive Documents, the Sale Process, the First Lien Credit Agreements, the Senior Notes Indenture, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party (other than assumed contracts or leases), the restructuring of Claims and Interests before or during the Chapter 11 Cases, the negotiation, formulation, preparation or consummation of the Plan (including the Plan Supplement), the Definitive Documents, or any related agreements, instruments or other documents, or the solicitation of votes with respect to the Plan, in all cases based upon any other act or omission, transaction, agreement, event or other occurrence taking place on or before the Effective Date.

10.7 Exculpation.

Notwithstanding anything herein to the contrary, and to the maximum extent permitted by applicable law, no Exculpated Party will have or incur, and each Exculpated Party is hereby released and exculpated from, any claim, obligation, suit, judgment, damage, demand, debt, right, cause of action, remedy, loss, and liability for any claim in connection with or arising out of the administration of the Chapter 11 Cases, the negotiation, formulation, preparation, dissemination, implementation, administration, confirmation, consummation, and pursuit of the Disclosure Statement, the Restructuring Transactions, the Plan, or the solicitation of votes for, or confirmation of, the Plan, the funding or consummation of the Plan (including the Plan Supplement), the Patient Care Ombudsman’s evaluations, reports, pleadings, or other writings filed by or on behalf of the Patient Care Ombudsman in or in connection with the Chapter 11 Cases, the Definitive Documents, or any related agreements, instruments, or other documents, the solicitation of votes on the Plan, the offer, issuance, and distribution of any Securities issued or to be issued pursuant to the Plan, whether or not such distribution occurs following the Effective Date, the occurrence of the Effective Date, the Sale Process, negotiations regarding or concerning any of the foregoing, or the administration of the Plan or property to be distributed under the Plan, except for actions determined by Final Order to constitute gross negligence, willful misconduct, or intentional fraud. This exculpation shall be in addition to, and not in limitation of, all other releases, indemnities, exculpations and any other applicable law or rules protecting such Exculpated Parties from liability.

10.8 Subordinated Claims.

The allowance, classification, and treatment of all Allowed Claims and Interests and the respective distributions and treatments under the Plan take into account and conform to the relative priority and rights of the Claims and Interests in each Class in connection with any contractual, legal, and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, section 510(b) of the Bankruptcy Code, or otherwise. Pursuant to section 510 of the Bankruptcy Code, the Debtors reserve the right to re-classify any Allowed Claim or Interest in accordance with any contractual, legal, or equitable subordination relating thereto.

10.9 Retention of Causes of Action/Reservation of Rights.

Except as otherwise provided in Sections 10.5, 10.6, and 10.7 of the Plan, nothing contained in the Plan or the Confirmation Order shall be deemed to be a waiver or relinquishment of any rights, Claims, Causes of Action, rights of setoff or recoupment, or other legal or equitable defenses that the Debtors had immediately prior to the Effective Date on behalf of the Estates or of themselves in accordance with any provision of the Bankruptcy Code or any applicable non-bankruptcy law, including any affirmative Causes of Action against parties with a relationship with the Debtors. Other than those Claims and Causes of Action assigned to the Litigation Trust pursuant to Section 5.9 of the Plan, the applicable Post-Emergence Entities shall have, retain, reserve, and be entitled to assert all such Claims, Causes of Action, rights of setoff or recoupment, and other legal or equitable defenses notwithstanding the occurrence of the Effective Date, and all of the Debtors’ legal and equitable rights in respect of any Unimpaired Claim may be asserted after the Confirmation Date and Effective Date to the same extent as if the Chapter 11 Cases had not been commenced.

10.10 Ipso Facto and Similar Provisions Ineffective.

Any term of any prepetition policy, prepetition contract, or other prepetition obligation applicable to a Debtor shall be void and of no further force or effect with respect to any Debtor to the extent that such policy, contract, or other obligation is conditioned on, creates an obligation of the Debtor as a result of, or gives rise to a right of any entity based on any of the following: (a) the insolvency or financial condition of a Debtor; (b) the commencement of the Chapter 11 Cases; (c) the confirmation or consummation of the Plan, including any change of control that shall occur as a result of such consummation; or (d) the restructuring.

10.11 Solicitation of Plan.

As of and subject to the occurrence of the Confirmation Date: (a) the Debtors shall be deemed to have solicited acceptances of the Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code, including sections 1125(a) and (e) of the Bankruptcy Code, and any applicable non-bankruptcy law, rule, or regulation governing the adequacy of disclosure in connection with such solicitation and (b) the Debtors and each of their respective directors, officers, employees, affiliates, agents, financial advisors, investment bankers, professionals, accountants, and attorneys shall be deemed to have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code in the offer and issuance of any Securities under the Plan, and therefore are not, and on account of such offer, issuance, and solicitation shall not be, liable at any time for any violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or the offer and issuance of any Securities under the Plan.

10.12 Corporate and Limited Liability Company Action.

Upon the Effective Date, all actions of the Debtors or the Post-Emergence Entities, as applicable, contemplated by the Plan shall be deemed authorized and approved in all respects, including (a) those set forth in (x) in the event of a Reorganization Transaction, Sections 5.5 and 5.6 of the Plan, as applicable, or (y) in the event of a Whole-Co Sale Transaction, Section 5.6 of the Plan, (b) the selection of the managers, directors, and officers for the Post-Emergence Entities, (c) the distribution, transfer, or issuance of the New Equity Interests and the GUC Warrants, (d) the entry into the Exit Facility Credit Agreement (if applicable), (e) the execution or consummation of any Discrete Asset Sales, and (f) all other actions contemplated by the Plan (whether to occur before, on, or after the Effective Date), in each case, in accordance with and subject to the terms and conditions hereof. All matters provided for in the Plan involving the corporate or limited liability company structure of the Debtors or the Post-Emergence Entities, and any corporate or limited liability company action required by the Debtors or the Post-Emergence Entities in connection with the Plan shall be in effect, without any requirement of further action by the security holders, directors, managers, or officers of the Debtors or the Post-Emergence Entities. On or (as applicable) before the Effective Date, the appropriate officers of the Debtors or the Post-Emergence Entities, as applicable, shall be authorized and directed to issue, execute, and deliver the agreements, documents, Securities, and instruments, certificates of merger, certificates of conversion, certificates of incorporation, or comparable documents, or franchise tax reports contemplated by the Plan (or necessary or desirable to effect the transactions contemplated by the Plan) in the name of and on behalf of the Post-Emergence Entities, including, (a) the New Governance Documents, (b) the Exit Facility Credit Agreement, and (c) any and all other agreements, documents, Securities, and instruments relating to the foregoing. The authorizations and approvals contemplated by this Section 10.12 shall be effective notwithstanding any requirements under non-bankruptcy law.

ARTICLE XI.	RETENTION OF JURISDICTION.

11.1 Retention of Jurisdiction.

On and after the Effective Date, the Bankruptcy Court shall retain jurisdiction over all matters arising in, arising under, and related to the Chapter 11 Cases for, among other things, the following purposes:

(a) to hear and determine motions and/or applications for the assumption, assumption and assignment, or rejection of executory contracts or unexpired leases, including disputes over Cure Amounts, and the allowance, classification, priority, compromise, estimation, or payment of Claims resulting therefrom;

(b) to determine any motion, adversary proceeding, application, contested matter, and other litigated matter pending on or commenced after the Confirmation Date;

(c) to ensure that distributions to holders of Allowed Claims are accomplished as provided for in the Plan and Confirmation Order and to adjudicate any and all disputes arising from or relating to distributions under the Plan, including, cases, controversies, suits, disputes, or Causes of Action with respect to the repayment or return of distributions and the recovery of additional amounts owed by the holder of a Claim or Interest for amounts not timely paid;

(d) to consider the allowance, classification, priority, compromise, estimation, or payment of any Claim;

(e) to enter, implement or enforce such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, reversed, revoked, modified, or vacated;

(f) to issue injunctions, enter and implement other orders, and take such other actions as may be necessary or appropriate to restrain interference by any Entity with the consummation, implementation, or enforcement of the Plan, the Confirmation Order, or any other order of the Bankruptcy Court;

(g) to hear and determine any application to modify the Plan in accordance with section 1127 of the Bankruptcy Code, to remedy any defect or omission or reconcile any inconsistency in the Plan, or any order of the Bankruptcy Court, including the Confirmation Order, in such a manner as may be necessary to carry out the purposes and effects thereof;

(h) to hear and determine all Professional Fee Claims;

(i) to adjudicate, decide, or resolve any and all matters related to section 1141 of the Bankruptcy Code;

(j) to hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the Plan, the Plan Supplement, or the Confirmation Order or any agreement, instrument, or other document governing or relating to any of the foregoing, provided that any dispute arising under or in connection with the Exit Facility shall be dealt with in accordance with the provisions of the applicable document;

(k) to take any action and issue such orders as may be necessary to construe, interpret, enforce, implement, execute, and consummate the Plan;

(l) to determine such other matters and for such other purposes as may be provided in the Confirmation Order;

(m) to hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code (including any requests for expedited determinations under section 505(b) of the Bankruptcy Code);

(n) to hear, adjudicate, decide, or resolve any and all matters related to Article X of the Plan, including the releases, discharge, exculpations, and injunctions issued thereunder;

(o) to resolve disputes concerning Disputed Claims or the administration thereof;

(p) to hear and determine any other matters related hereto and not inconsistent with the Bankruptcy Code and title 28 of the United States Code;

(q) to enter one or more final decrees closing the Chapter 11 Cases;

(r) to adjudicate any and all disputes arising from or relating to distributions under the Plan;

(s) to resolve disputes as to the ownership of any Claim or Interest;

(t) to recover all assets of the Debtors and property of the Debtors’ Estates, wherever located;

(u) to resolve any disputes concerning whether an Entity had sufficient notice of the Chapter 11 Cases, the Disclosure Statement, any solicitation conducted in connection with the Chapter 11 Cases, any bar date established in the Chapter 11 Cases, or any deadline for responding or objecting to a Cure Amount, in each case, for the purpose of determining whether a Claim or Interest is discharged hereunder or for any other purpose;

(v) to hear and determine any rights, Claims, or Causes of Action held by or accruing to the Debtors pursuant to the Bankruptcy Code or pursuant to any federal statute or legal theory;

(w) to hear and resolve any dispute over the application to any Claim of any limit on the allowance of such Claim set forth in sections 502 or 503 of the Bankruptcy Code, other than defenses or limits that are asserted under non-bankruptcy law pursuant to section 502(b)(1) of the Bankruptcy Code; and

(x) to resolve any and all suits, proceedings, or other matters against or involving the Patient Care Ombudsman.

11.2 Courts of Competent Jurisdiction.

If the Bankruptcy Court abstains from exercising, or declines to exercise, jurisdiction or is otherwise without jurisdiction over any matter arising out of the Plan, such abstention, refusal, or failure of jurisdiction shall have no effect upon and shall not control, prohibit, or limit the exercise of jurisdiction by any other court having competent jurisdiction with respect to such matter.

ARTICLE XII.	MISCELLANEOUS PROVISIONS.

12.1 Payment of Statutory Fees.

On the Effective Date and thereafter as may be required, the applicable Post-Emergence Entities shall pay all fees due and payable pursuant to section 1930(a) of title 28 of the United States Code for each Debtor’s case, or until such time as a final decree is entered closing a particular Debtor’s case, a Final Order converting such Debtor’s case to a case under chapter 7 of the Bankruptcy Code is entered, or a Final Order dismissing such Debtor’s case is entered.

12.2 Substantial Consummation of the Plan.

On the Effective Date, the Plan shall be deemed to be substantially consummated under sections 1101 and 1127(b) of the Bankruptcy Code.

12.3 Dissolution of Creditors’ Committee.

On the Effective Date, the Creditors’ Committee shall dissolve, and the members thereof shall be released and discharged from all rights and duties arising from, or related to, the Chapter 11 Cases, provided that following the Effective Date, the Creditors’ Committee shall continue in existence and have standing and a right to be heard for the following limited purposes: (a) Claims and/or applications, and any relief related thereto, for compensation by professional persons retained in the Chapter 11 Cases pursuant to sections 327, 328, 329, 330, 331, 503(b), or 1103 of the Bankruptcy Code and requests for allowance of Administrative Expense Claims for substantial contribution pursuant to section 503(b)(3)(D) of the Bankruptcy Code; and (b) any appeals of the Confirmation Order or other appeals to which the Creditors’ Committee is a party.

12.4 Plan Supplement.

The Plan Supplement shall be filed with the Clerk of the Bankruptcy Court. Upon its filing with the Bankruptcy Court, the Plan Supplement may be inspected in the office of the Clerk of the Bankruptcy Court during normal court hours. Documents included in the Plan Supplement shall be posted at the website of the Debtors’ notice, claims, and solicitation agent.

12.5 Request for Expedited Determination of Taxes.

The Post-Emergence Entities shall have the right to request an expedited determination under section 505(b) of the Bankruptcy Code with respect to tax returns of the Debtors filed, or to be filed, for any and all taxable periods ending after the Petition Date through the Effective Date.

12.6 Exemption from Certain Transfer Taxes.

Pursuant to section 1146 of the Bankruptcy Code, (a) the issuance, transfer or exchange of any Securities, instruments or documents, (b) the creation of any Lien, mortgage, deed of trust, or other security interest, (c) the making or assignment of any lease or sublease or the making or delivery of any deed or other instrument of transfer under, pursuant to, in furtherance of, or in connection with the Plan, including any deeds, bills of sale, or assignments executed in connection with any of the transactions contemplated under the Plan or the revesting, transfer, or sale of any real or personal property of the Debtors pursuant to, in implementation of or as contemplated in the Plan (whether to one or more of the Post-Emergence Entities or otherwise), (d) the grant of collateral under the Exit Facility Credit Agreement, and (e) the issuance, renewal, modification, or securing of indebtedness by such means, and the making, delivery or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including the Confirmation Order, shall not be subject to any document recording tax, stamp tax, conveyance fee, or other similar tax, mortgage tax, real estate transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, sales tax, use tax, or other similar tax or governmental assessment. Consistent with the foregoing, each recorder of deeds or similar official for any county, city, or governmental unit in which any instrument hereunder is to be recorded shall, pursuant to the Confirmation Order, be ordered and directed to accept such instrument without requiring the payment of any filing fees, documentary stamp tax, deed stamps, stamp tax, transfer tax, intangible tax, or similar tax.

12.7 Amendments.

(a) Subject to the reasonable consent of the Requisite Consenting Creditors, the Debtors reserve the right, in accordance with the Bankruptcy Code and the Bankruptcy Rules, to amend or modify the Plan prior to the entry of the Confirmation Order, including amendments or modifications to satisfy section 1129(b) of the Bankruptcy Code. After entry of the Confirmation Order, the Debtors may, upon order of the Bankruptcy Court, amend, modify, or supplement the Plan in the manner provided for by section 1127 of the Bankruptcy Code or as otherwise permitted by law, in each case without additional disclosure pursuant to section 1125 of the Bankruptcy Code.

(b) Before the Effective Date, the Debtors may make appropriate technical adjustments and modifications to the Plan and the documents contained in the Plan Supplement to cure any non-substantive ambiguity, defect (including any technical defect), or inconsistency, without further order or approval of the Bankruptcy Court.

12.8 Effectuating Documents and Further Transactions.

Each of the officers of the Post-Emergence Entities is authorized, in accordance with their authority under the resolutions of the applicable board of directors or managers (on terms materially consistent with the Plan), to execute, deliver, file, or record such contracts, instruments, releases, indentures, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan, which shall be in form and substance reasonably satisfactory to the Debtors and the Requisite Consenting Creditors.

12.9 Revocation or Withdrawal of the Plan.

The Debtors may, with the consent of the Requisite Consenting Creditors, revoke or withdraw the Plan prior to the Effective Date as to any or all of the Debtors; provided that the Debtors may revoke or withdraw the Plan without such consent in the exercise of the Debtors’ respective fiduciary duties. If, with respect to a Debtor, the Plan has been revoked or withdrawn prior to the Effective Date, or if confirmation or the occurrence of the Effective Date as to such Debtor does not occur on the Effective Date, then, with respect to such Debtor: (a) the Plan shall be null and void in all respects; (b) any settlement or compromise embodied in the Plan (including the fixing of or limiting to an amount of any Claim or Interest or Class of Claims or Interests), assumption of executory contracts or unexpired leases affected by the Plan, and any document or agreement executed pursuant to the Plan shall be deemed null and void; and (c) nothing contained in the Plan shall (i) constitute a waiver or release of any Claim by or against, or any Interest in, such Debtor or any other Entity, (ii) prejudice in any manner the rights of such Debtor or any other Entity, or (iii) constitute an admission of any sort by any Debtor, any Consenting Creditors, or any other Entity.

12.10 Severability of Plan Provisions.

If, before the entry of the Confirmation Order, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court, at the request of the Debtors, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted; provided that any such alteration or interpretation shall be reasonably acceptable to the Debtors and the Requisite Consenting Creditors. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of the Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated by such holding, alteration, or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is (a) valid and enforceable pursuant to its terms, (b) integral to the Plan and may not be deleted or modified without the consent of the Debtors, the Post-Emergence Entities, the Requisite Consenting Creditors and the DIP Agent or Exit Facility Agent, solely to the extent that a particular term or provision affects the legal and/or economic rights of the DIP Agent, the DIP Lenders, the Exit Facility Agent or the Exit Facility Lenders, as applicable, under the Plan, the DIP Credit Agreement or the Exit Facility Credit Agreement and (c) nonseverable and mutually dependent.

12.11 Governing Law.

Except to the extent that the Bankruptcy Code or other federal law is applicable, or to the extent an exhibit hereto or a schedule in the Plan Supplement or a Definitive Document provides otherwise, the rights, duties, and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to the principles of conflict of laws thereof.

12.12 Time.

In computing any period of time prescribed or allowed by the Plan, unless otherwise set forth herein or determined by the Bankruptcy Court, the provisions of Bankruptcy Rule 9006 shall apply.

12.13 Dates of Actions to Implement the Plan.

In the event that any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on or as soon as reasonably practicable after the next succeeding Business Day, but shall be deemed to have been completed as of the required date.

12.14 Immediate Binding Effect.

Notwithstanding Bankruptcy Rules 3020(e), 6004(h), 7062, or otherwise, upon the occurrence of the Effective Date, the terms of the Plan and Plan Supplement shall be immediately effective and enforceable and deemed binding upon and inure to the benefit of the Debtors, the holders of Claims and Interests (irrespective of whether such Claims or Interests are deemed to have accepted the Plan), the Released Parties, the Exculpated Parties and each of their respective successors and assigns, including the Post-Emergence Entities.

12.15 Deemed Acts.

Subject to and conditioned on the occurrence of the Effective Date, whenever an act or event is expressed under the Plan to have been deemed done or to have occurred, it shall be deemed to have been done or to have occurred without any further act by any party, by virtue of the Plan and the Confirmation Order.

12.16 Successor and Assigns.

The rights, benefits, and obligations of any Entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor, or permitted assign, if any, of each Entity.

12.17 Entire Agreement.

On the Effective Date, the Plan, the Plan Supplement, and the Confirmation Order shall supersede all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on such subjects, all of which have become merged and integrated into the Plan.

12.18 Exhibits to Plan.

All exhibits, schedules, supplements, and appendices to the Plan (including the Plan Supplement) are incorporated into and are a part of the Plan as if set forth in full herein.

12.19 Notices.

All notices, requests, and demands to or upon the Debtors to be effective shall be in writing (including by electronic transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered, addressed as follows:

(a)	if to the Debtors or the Reorganized Debtors:

Cano Health, Inc.

9725 NW 117th Avenue

Suite 200

Miami, FL 33178

Attn:  Mark Kent (mark.kent@canohealth.com)

  David Armstrong, Esq. (david.armstrong@canohealth.com)

  - and –

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, NY 10153

Telephone: (212) 310-8000

Attn:  Gary T. Holtzer (gary.holtzer@weil.com)

  Jessica Liou (jessica.liou@weil.com)

  Matthew P. Goren (matthew.goren@weil.com)

  Kevin Bostel (kevin.bostel@weil.com)

  – and –

Richards, Layton & Finger, P.A.

One Rodney Square

920 North King Street

Wilmington, Delaware 19801

Telephone: (302) 651-7700

Attn:  Mark D. Collins (collins@rlf.com)

  Michael J. Merchant (merchant@rlf.com)

  Amanda R. Steele (steele@rlf.com)

  – and –

(b)	if to the Ad Hoc First Lien Group to:

Gibson, Dunn & Crutcher LLP

200 Park Avenue

New York, NY 10166

Attn:  Scott J. Greenberg, Esq. (sgreenberg@gibsondunn.com)

  Michael J. Cohen, Esq. (mcohen@gibsondunn.com)

  Christina M. Brown, Esq. (christina.brown@gibsondunn.com)

  RXCanoGDC@gibsondunn.com

– and –

Pachulski Stang Ziehl & Jones LLP

919 N. Market Street, 17th Floor

P.O. Box 8705

Wilmington, DE 19899-8705 (Courier 19801)

Attn:  Laura Davis Jones (ljones@pszjlaw.com)

 James E. O’Neill (joneill@pszjlaw.com)

After the Effective Date, the Post-Emergence Entities have authority to send a notice to Entities providing that, to continue to receive documents pursuant to Bankruptcy Rule 2002, they must file a renewed request to receive documents pursuant to Bankruptcy Rule 2002. After the Effective Date, the Post-Emergence Entities are authorized to limit the list of Entities receiving documents pursuant to Bankruptcy Rule 2002 to those Entities who have filed such renewed requests.

Dated: March 22, 2024

Respectfully submitted,

Cano Health, Inc. on its own behalf and on behalf of each of the Debtors

By:	/s/ Mark D. Kent
Name: Mark D. Kent
Title: Chief Executive Officer